Exhibit 4.1

Execution Version

CENTURYLINK, INC.,

as Issuer,

the Guarantors party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee, as Notes Collateral Agent, Registrar and Paying Agent

Indenture

Dated as of January 24, 2020

4.000% Senior Secured Notes Due 2027

i

ARTICLE NINE COVENANTS		52

SECTION 901.	Payment of Principal, Premium, if Any, and Interest	52
SECTION 902.	Maintenance of Office or Agency	52
SECTION 903.	Money for Note Payments to Be Held in Trust	53
SECTION 904.	Existence	54
SECTION 905.	Reports	54
SECTION 906.	Statement by Officers as to Default	55
SECTION 907.	Purchase of Notes Upon a Change of Control Repurchase Event	55
SECTION 908.	[Reserved]	56
SECTION 909.	Limitation on Priority Debt	56
SECTION 910.	Limitation on Liens	60
SECTION 911.	Limitation on Business of the Issuer and its Restricted Subsidiaries	63
SECTION 912.	Limitation on Asset Dispositions	64
SECTION 913.	[Reserved]	65
SECTION 914.	Limitation on Designations of Unrestricted Subsidiaries	65
SECTION 915.	[Reserved]	66
SECTION 916.	Limitation on Guarantees of Debt by Restricted Subsidiaries	66
SECTION 917.	[Reserved]	67
SECTION 918.	Release of Collateral and Guarantees and Modifications of Covenants Upon a Collateral Release Ratings Event	67
SECTION 919.	Authorizations and Consents of Governmental Authorities	67

ARTICLE TEN REDEMPTION OF NOTES		68

SECTION 1001.	Right of Redemption	68
SECTION 1002.	Applicability of Article	68
SECTION 1003.	Election to Redeem; Notice to Trustee	68
SECTION 1004.	Selection by Trustee of Notes to Be Redeemed	69
SECTION 1005.	Notice of Redemption	69
SECTION 1006.	Deposit of Redemption Price	70
SECTION 1007.	Notes Payable on Redemption Date	70
SECTION 1008.	Notes Redeemed in Part	70

ARTICLE ELEVEN DEFEASANCE AND COVENANT DEFEASANCE		71

SECTION 1101.	Issuer’s Option to Effect Defeasance or Covenant Defeasance	71
SECTION 1102.	Defeasance and Discharge	71
SECTION 1103.	Covenant Defeasance	72
SECTION 1104.	Conditions to Defeasance or Covenant Defeasance	72
SECTION 1105.	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	73
SECTION 1106.	Reinstatement	74

ARTICLE TWELVE NOTE GUARANTEES		74

SECTION 1201.	Guarantees	74
SECTION 1202.	Contribution	76
SECTION 1203.	Release of Guarantees	76
SECTION 1204.	Successors and Assigns	76
SECTION 1205.	No Waiver	77
SECTION 1206.	Modification	77
SECTION 1207.	Execution of Supplemental Indenture for Future Guarantors	77
SECTION 1208.	Limitation on Guarantor Liability	77

ARTICLE THIRTEEN COLLATERAL AND SECURITY		77

SECTION 1301.	Collateral	77
SECTION 1302.	New Secured Guarantors	78
SECTION 1303.	Notes Collateral Agent	79
SECTION 1304.	Corporate Notes Collateral Agent Required; Eligibility; Conflicting Interests	81
SECTION 1305.	Resignation and Removal; Appointment of Successor	82
SECTION 1306.	Acceptance of Appointment by Successor	83
SECTION 1307.	Merger, Conversion, Consolidation or Succession to Business	83
SECTION 1308.	Release of Collateral	83
SECTION 1309.	Authorization of Actions to be Taken by the Trustee Under the Notes Collateral Documents	85
SECTION 1310.	Authorization of Receipt of Funds by the Notes Collateral Agent Under the Notes Collateral Documents	85
SECTION 1311.	Purchaser Protected	85
SECTION 1312.	Powers Exercisable by Receiver or Trustee	85

APPENDIX A – Provisions Relating to Notes

EXHIBIT 1 TO APPENDIX A – Form of Note

EXHIBIT A – Form of Incumbency Certificate

EXHIBIT B – Form of Supplemental Indenture (Future Guarantors)

INDENTURE, dated as of January 24, 2020, among CenturyLink, Inc., a corporation duly organized and existing under the laws of the State of Louisiana (the “Issuer”), having its principal office at 100 CenturyLink Drive, Monroe, Louisiana 71203, the Guarantors party hereto and Wells Fargo Bank, National Association, a national banking association, as Trustee, as Registrar, as Paying Agent and as Notes Collateral Agent.

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of 4.000% Senior Secured Notes Due 2027 (the “Notes”), and to provide therefor the Issuer and the Guarantors party hereto have duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of each of the Issuer, the Guarantors party hereto, the Trustee and the Notes Collateral Agent, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101.    Definitions.

For all purposes of this Indenture, including the recitals set forth above, except as otherwise expressly provided or unless the context otherwise requires:

(a)    the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean United States generally accepted accounting principles as in effect on the date of this Indenture;

(c)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, paragraph or other subdivision;

(d)    unless otherwise indicated, references to Articles, Sections, paragraphs or other subdivisions are references to such Articles, Sections, paragraphs or other subdivisions of this Indenture; and

(e)    “or” is not exclusive and “including” means including without limitation.

“Accreted Value” of any Debt issued at a price less than the principal amount at stated maturity means, as of any date of determination, an amount equal to the sum of (a) the issue price of such Debt as determined in accordance with Section 1273 of the Code or any successor provisions plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the “stated redemption price at maturity” of such Debt within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Debt) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Debt to the date of determination, minus all amounts theretofore paid in respect of such Debt, which amounts are considered as part of the “stated redemption price at maturity” of such Debt within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated as principal or interest).

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional First Lien Debt” means any unsubordinated Debt of the Issuer or the Guarantors (other than Debt constituting Existing Issuer Credit Facility Obligations and the Note Obligations in respect of the Notes issued on the Issue Date and any related Note Guarantee) secured by the Collateral on a pari passu basis (but without regard to control of remedies) with the Existing Issuer Credit Facility Obligations and the Note Obligations; provided, however, that (i) such Debt is permitted to be incurred, secured and guaranteed on such basis by each relevant First Lien Debt Document and (ii) the representative for the holders of such Debt is, in the case of Additional Notes, the Notes Collateral Agent or in the case of any Additional First Lien Debt entered into after the Issue Date, an agent that shall have become party to the Intercreditor Agreement.

“Additional First Lien Debt Documents” means, with respect to any class of Additional First Lien Debt, the credit agreements, term loans, revolving loans, promissory notes, indentures, collateral documents or other operative agreements evidencing or governing such Additional First Lien Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Additional First Lien Debt Parties” means, with respect to any class of Additional First Lien Debt, the holders of such Debt from time to time, any trustee or agent (including administrative agent) therefor under any related Additional First Lien Debt Documents, and the beneficiaries of each indemnification obligation undertaken by the Issuer or any obligor under any related Additional First Lien Debt Documents.

“Additional First Lien Obligations” means all amounts owing to any Additional First Lien Debt Party pursuant to the terms of any Additional First Lien Debt Document, including, without limitation, all amounts in respect of any principal, premium, interest, fees, expenses (including any interest, fees and expenses accruing subsequent to the commencement of an insolvency or liquidation proceeding at the rate provided for in the respective Additional First Lien Debt Document, whether or not such interest, fees or expenses are an allowed or allowable claim under any such proceeding or under applicable state, federal or foreign law), penalties, indemnification, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.

“Additional Notes” has the meaning specified in Section 1.1 of Appendix A.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.1(b) of Appendix A.

“Asset Disposition” means any transfer, conveyance, sale, lease, issuance or other disposition by the Issuer or any Restricted Subsidiary in one or more related transactions (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the Issuer, but excluding, subject to Section 911 a disposition by a Restricted Subsidiary to the Issuer or another Restricted Subsidiary or by the Issuer to a Restricted Subsidiary) of (i) shares of Equity Interests or other ownership interests of a Restricted Subsidiary, (ii) substantially all of the assets of the Issuer or any Restricted Subsidiary representing a division or line of business or (iii) other Property of the Issuer or any Restricted Subsidiary outside of the ordinary course of business (excluding any transfer, conveyance, sale, lease or other disposition of equipment that is obsolete or no longer used by or useful to the Issuer); provided in each case that the aggregate consideration for any such transfer, conveyance, sale, lease or other disposition, or series of related transactions, is equal to $150,000,000 or more. The following shall not be Asset Dispositions: (i) when used with respect to the Issuer, any Asset Disposition permitted pursuant to Article Seven which constitutes a disposition of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries taken as a whole, (ii) any factoring or securitization of accounts receivable and related assets including with respect to Qualified Receivables Facilities, (iii) any dividend, distribution or bona fide investment not otherwise prohibited under this Indenture, (iv) any disposition by LVLT or any of its Subsidiaries, (v) (x) the disposition of inventory or equipment, (y) the disposition of surplus, obsolete, damaged or worn out equipment or other Property and (z) the disposition of cash and cash equivalents, in the case of subclauses (x) and (y) of this clause (v) (as determined in good faith by the Issuer), by the Issuer or any Restricted Subsidiary in the ordinary course of business or, with respect to operating leases, otherwise for Fair Market Value on market terms; (vi) the discount or sale, in each case without recourse and in the ordinary course of business, of past due receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables), (vii) leases, licenses or subleases or sublicenses of any real or personal Property in the ordinary course of business; (viii) dispositions of inventory or dispositions or abandonment of intellectual property of the Borrower and its Subsidiaries determined in good faith by the management of the Company to be no longer economically practicable to maintain or useful or necessary in the operation of the business of the Company or any of the Restricted Subsidiaries

“Bailee Collateral Agent” means each Collateral Agent (or its agent or bailee) that has possession or control of any Shared Collateral or any deposit, securities or other account in which such Shared Collateral is held, as gratuitous bailee and sub-agent for the purpose of perfection of each of the Collateral Agents’ (and the Bailee Collateral Agent’s) security interest therein.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended, as now or hereafter in effect.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors as now or hereafter in effect.

“Board of Directors” of any Person means the board of directors or comparable body of such Person.

“Board Resolution” of any Person means a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on October 31, 2016 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Indenture regardless of any change in GAAP following such date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.

“Cash Management Agreement” shall mean any agreement to provide to the Issuer or any Restricted Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services and including any Outside LC Facility.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Issuer’s properties or assets and the properties or assets of its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Issuer or one of its Subsidiaries; (2) the adoption of a plan relating to the Issuer’s liquidation or dissolution; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s Voting Stock.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all Property whether now owned or hereafter acquired by any Secured Guarantor that is subject (or purported to be subject) to a Lien securing the Note Obligations.

“Collateral Agent” means (i) in the case of any Existing Issuer Credit Facility Obligations, the Existing Issuer Credit Facility Obligations Collateral Agent, (ii) in the case of the Note Obligations, the Notes Collateral Agent and (iii) in the case of any other series of Additional First Lien Obligations that become subject to the Intercreditor Agreement after the date thereof, the collateral agent named as such for such Series in the applicable joinder agreement to the Intercreditor Agreement.

“Collateral Documents” means, collectively, the Existing Issuer Credit Facility Collateral Documents, the collateral documents relating to any Additional First Lien Debt Collateral Documents and the Intercreditor Agreement, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“Collateral Release Ratings Event” has the meaning specified in Section 918.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Consolidated Debt” means, as of any date of determination for any Person, the sum of (without duplication) the principal amount of all Debt of the type set forth in clauses (a), (b), (c), (d), (e) (to the extent related to any Debt that would otherwise be included in Consolidated Debt), (f) and (k) of the definition of “Debt” of such Person and its Restricted Subsidiaries determined on a consolidated basis on such date; provided that the amount of any Debt with respect to which the applicable obligors have entered into currency hedging arrangements shall be calculated giving effect to such currency hedging arrangements.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate Net Income of such Person and its subsidiaries for such period, on a consolidated basis, in accordance with GAAP; provided, however, that the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash or cash equivalents (or to the extent converted into cash or cash equivalents) to the referent Person or a Subsidiary thereof in respect of such period.

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding amounts attributable to investments in Unrestricted Subsidiaries, as set forth on the consolidated balance sheet of the Issuer as of the last day of the four fiscal quarter period ending immediately prior to such date for which financial statements of the Issuer have been delivered (or were required to be delivered) pursuant to Section 905. Consolidated Total Assets shall be determined on a Pro Forma Basis.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services – Administrator – CenturyLink, Inc., except that, with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Credit Facilities” means one or more credit agreements, including the Existing Issuer Credit Facility, any loan agreements or similar facilities, secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including any Qualified Receivables Facility, entered into from time to time by the Issuer or any Restricted Subsidiaries, or Debt Incurred pursuant to senior secured or unsecured note issuances, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“Debt” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (except any such obligation issued in the ordinary course of business with a maturity date of no more than six months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors incurred in the ordinary course of business), (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person (except any such obligation that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business) which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (e) all Guarantees by such Person of Debt of others, (f) all Capitalized Lease Obligations of such Person, (g) obligations under any Hedging Agreements, to the extent the foregoing would appear on a balance sheet of such Person as a liability, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (i) the principal component of all obligations of such Person in respect of bankers’ acceptances, (j) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock) and (k) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Debt of such Unrestricted Subsidiaries), whether or not the Debt secured thereby has been assumed. The amount of Debt of any Person for purposes of clause (k) above shall (unless such Debt has been assumed by such Person or is otherwise recourse to such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Debt and (B) the Fair Market Value of the property encumbered thereby. The “amount” or “principal amount” of Debt at any time of determination, in the case of any Receivables sale constituting Debt, the amount of the unrecovered purchase price (that is, the amount paid for Receivables that has not been actually recovered from the collection of such Receivables) paid by the purchaser (other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer) thereof. Notwithstanding anything in this Indenture to the contrary, Debt shall not include, and shall be calculated without giving effect to, the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Debt for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Debt and any such amounts that would have constituted Debt for purposes of this Indenture but for the application of this sentence shall not be deemed an incurrence of Debt for purposes of this Indenture.

“Default” means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Default Direction” means a Noteholder Direction relating to a notice of Default.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Derivative Instrument” with respect to a person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any affiliate of such person that is acting in concert with such person in connection with such person’s investment in the notes (other than a screened affiliate) is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the Performance References.

“Designation” has the meaning specified in Section 914.

“Directing Holder” means any one or more holders providing a Noteholder Direction.

“Disqualified Stock” shall mean, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests of the Issuer), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests of the Issuer), in whole or in part, (c) provides for the scheduled, mandatory payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Stock, in the case of each of the foregoing clauses (a), (b), (c) and (d), prior to the date that is ninety-one (91) days after the final maturity of the Notes and except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes and all other Note Obligations that are accrued and payable (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Qualified Equity Interests shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“EBITDA” shall mean for any period and for any Person, (1) Consolidated Net Income of such Person for such period adjusted, without duplication, to exclude the effect of (a) any non-cash losses resulting from requirements to mark-to-market Hedging Agreements, (b) any expense items relating to mergers or acquisitions, including severance, retention and integration costs and change of control payments, provided that adjustments pursuant to this clause (b) for any period shall be consistent with those reported in such Person’s public reports in accordance with Regulation G and shall not exceed 10% of EBITDA of such Person for the last four fiscal quarters (to be calculated after giving effect to adjustments pursuant to this clause (b)), (c) [reserved], (d) any gains or losses in connection with the repurchase or retirement of Debt, (e) any loss reflected in such Consolidated Net Income for such period all or any portion of which is reasonably expected to be paid or reimbursed by an insurer, indemnitor or other third party source, provided that, to the extent that the claim for all or any portion of any such reasonably expected payment or reimbursement is not accepted by the applicable insurer, indemnitor or other third party source within 180 days of the loss event, there shall be a corresponding deduction from EBITDA of such Person; and provided further, that recognition or receipt of all or any portion of any such reasonably expected payment or reimbursement from the applicable insurer, indemnitor or other third party source shall be deducted from EBITDA to the extent reflected in net income, (f) any other non-cash losses or expenses (other than write-downs or write-offs of current assets or non-cash losses or expenses representing an accrual for a future cash outlay) reflected in such Consolidated Net Income for such period, (g) gains or losses from marking to market portfolio assets until recognized for income tax purposes, (h) without duplication of any other exclusions in this definition of EBITDA, any extraordinary or other non-recurring non-cash income, expenses, gain or loss; provided that any cash payments received or made as result of such gain or loss (regardless of when the gain or loss was incurred) shall be included in the calculation of EBITDA for the period in which they are received or made (unless previously included for purposes of this calculation) and (i) any gain or loss on the disposition of investments, plus (2) to the extent deducted in determining such Consolidated Net Income for such period, the aggregate amount of (a) interest expense, excluding the amortization or write-off of Debt discount or premiums and Debt issuance costs and commissions, discounts and other fees and charges associated with Debt (including, if applicable, Notes), (b) income tax expense, (c) depreciation and amortization and (d) any non-cash charges to Consolidated Net Income relating to the establishment of reserves and any income relating to the release of such reserves; provided that EBITDA shall be reduced by any cash expended that reduces the amount of any reserve.

“Embarq” means Embarq Corporation, a Delaware corporation.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred stock (including any preferred equity certificates (and any other similar instruments)), any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Excluded Property” means any Property of the Issuer or any Guarantor that is not subject to any Lien to secure any First Lien Obligations.

“Excluded QCF Debt” means (i) the debt securities of QCF (and the related Guarantees) outstanding on the Issue Date and (ii) any Permitted Refinancing Debt in respect thereof.

“Existing Issuer Credit Facility” means the Credit Agreement dated as of June 19, 2017, among the Issuer, the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other parties thereto, as the same may be amended, extended, supplemented or otherwise modified from time to time.

“Existing Issuer Credit Facility Collateral Agent” means Bank of America, N.A. and any successors and assigns.

“Existing Issuer Credit Facility Collateral Documents” means the guarantee agreement, the collateral agreement, the indemnity, subrogation and contribution agreement, any intercreditor agreement (including the Intercreditor Agreement) and each other security agreement or other instrument or document executed and delivered pursuant to the Existing Issuer Credit Facility to secure any of the Existing Issuer Credit Facility Obligations.

“Existing Issuer Credit Facility Obligations” means the “Obligations” under (and as defined in) the Existing Issuer Credit Facility.

“Expiration Date” has the meaning specified in “Offer to Purchase” below.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified herein, Fair Market Value shall be determined by the Issuer in good faith.

“First Lien Obligations” means the Note Obligations, the Existing Issuer Credit Facility Obligations and any Additional First Lien Obligations.

“First Priority Lien” means the liens on the Collateral in favor of the Secured Parties under the Collateral Documents.

“First Priority Lien Debt Documents” means (a) the Intercreditor Agreement, (b) the Note Documents, (c) the credit agreement governing the Existing Issuer Credit Facility and the Existing Issuer Credit Facility Collateral Documents and (d) any Additional First Lien Debt Documents.

“First Priority Lien Debt Security Documents” means (a) the Intercreditor Agreement, (b) the Notes Collateral Documents, (c) the Existing Issuer Credit Facility Collateral Documents and (d) any Additional First Lien Debt Documents.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A. or, if Fitch Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in this Indenture shall be construed, and all computations of amounts and ratios referred to in this Indenture shall be made (a) without giving effect to any election under Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto or comparable accounting principle (including pursuant to the Accounting Standards Codification), to value any Debt of the Issuer or any Subsidiary at “fair value,” as defined therein and (b) the amount of any Debt under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations. At any time after the Issue Date, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an Incurrence of Debt. If there occurs a change in IFRS or GAAP, as the case may be, and such change would cause a change in the method of calculation of any standards, terms or measures (including all computations of amounts and ratios) used in the Indenture (an “Accounting Change”), then the Issuer may elect that such standards, terms or measures shall be calculated as if such Accounting Change had or had not occurred.

“Global Note” means a Rule 144A Global Note or a Regulation S Global Note, as the case may be.

“Government Securities” means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof which are not callable or redeemable at the issuer’s option.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” by any Person means any obligation, direct or indirect, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, including any such obligations arising by virtue of partnership arrangements or by agreements to keep-well, (ii) to purchase Property or services or to take-or-pay for the purpose of assuring the holder of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or (iv) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof, in whole or in part (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Guarantor” means any Person that becomes a Guarantor pursuant to Section 916, Article Seven or any other provision of this Indenture, other than any such Person whose Guarantee has been released in accordance with this Indenture.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any of the Restricted Subsidiaries shall be a Hedging Agreement.

“Holder” means a Person in whose name a Note is registered in the Note Register.

“IFRS” means the international financial reporting standards and interpretations issued by the International Accounting Standards Board, as in effect from time to time.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and “Incurrence”, “Incurred” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Debt. Debt otherwise incurred by a Person before it becomes a Subsidiary of the Issuer shall be deemed to have been Incurred at the time at which it became a Subsidiary.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Intercreditor Agreement” means that Pari Passu Intercreditor Agreement dated as of the Issue date among the Issuer, the Guarantors party thereto, the Existing Issuer Credit Facility Collateral Agent, the Notes Collateral Agent and each other collateral agent party thereto as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade” means (i) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); (ii) a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); (iii) a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); and (iv) the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

“Issue Date” means January 24, 2020.

“Issuer” means the Person named as “Issuer” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” or “Issuer Request” means a written request or order signed in the name of the Issuer by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Issuer, and delivered to the Trustee.

“Joint Venture” means a Person in which the Issuer or a Restricted Subsidiary holds not more than 50% of the shares of Voting Stock.

“Junior Liens” shall mean Liens on the Collateral that are junior to the Liens thereon securing the Note Obligations, pursuant to a customary intercreditor agreement (as determined in good faith by the Issuer).

“LCT Election” has the meaning specified in Section 123.

“LCT Test Date” has the meaning specified in Section 123.

“Lien” means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capitalized Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing and any Sale and Leaseback Transaction). For purposes of this definition, the sale, lease, conveyance or other transfer by the Issuer or any of the Restricted

Subsidiaries of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien. For the sake of clarity, subordination and setoff rights do not constitute Liens.

“Limited Condition Transaction” means the consummation of any transaction in connection with any acquisition or similar investment (including the assumption or incurrence of Debt), in each case whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“LTM EBITDA” shall mean EBITDA of the Issuer for the most recently ended four fiscal quarter period for which financial statements of the Issuer are available

“LVLT” means Level 3 Parent, LLC, a Delaware limited liability company.

“Material Transaction” means any acquisition, investment or divestiture involving an aggregate consideration in excess of $1,000,000,000.

“Maturity”, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or cash equivalents received (including amounts received by way of sale or discounting of any note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Debt or other obligations relating to such Property) therefrom by such Person, net of (i) all legal, title and recording taxes, expenses and commissions and other fees and expenses (including appraisals, brokerage commissions and investment banking fees) Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures of such Person as a result of such Asset Disposition and (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such Property and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case, as determined by such Person, in its reasonable good faith judgment; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be, for all purposes of the Note Documents, treated as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction; provided further, however, that, in the event that any consideration for a transaction (which would otherwise constitute Net Available Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, at such time as such portion of the consideration is released to such Person or its Restricted Subsidiary from escrow, such portion shall be treated for all purposes of the Note Documents as a new Asset Disposition at the time of such release from escrow with Net Available Proceeds equal to the amount of such portion of consideration released from escrow.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Short” means with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a failure to pay or bankruptcy credit event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“Note Documents” means the Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement and the Notes Collateral Documents.

“Note Guarantee” means, with respect to each Guarantor, an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of the Issuer and the other Guarantors under the Note Documents, and the due and punctual performance of all covenants, agreements, obligations and liabilities of the Issuer and the other Guarantors under or pursuant to the Note Documents.

“Note Obligations” means all the due and punctual payment and performance by the Issuer and the Guarantors of all their obligations under the Note Documents to the holders of the Notes and the other secured parties (including the Trustee and any relevant Collateral Agent) under the Note Documents (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer or any other obligor, whether or not allowed or allowable as a claim in any such proceeding).

“Note Register” and “Note Registrar” have the respective meanings specified in Section 303.

“Noteholder Direction” means any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

“Notes Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as collateral agent for itself, the Trustee and the holders of the Notes under the Notes Collateral Documents.

“Notes Collateral Agreement” means the Notes Collateral Agreement dated as of the Issue Date among the Guarantors and the Notes Collateral Agent with respect to the Notes, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Notes Collateral Documents” means the Notes Collateral Agreement, the Intercreditor Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 1302 to secure any of the Obligations.

“Obligations” has the meaning specified in Section 1201.

“Offer” has the meaning specified in “Offer to Purchase” below.

“Offer to Purchase” means a written offer (the “Offer”) sent (i) by the Issuer electronically or by first-class mail, postage prepaid, to each Holder of Notes at its address appearing in the Note Register on the date of the Offer or (ii) in the case of Notes held through the Depository, to Depository participants via the Depository’s electronic messaging system, offering, in each case, to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date. The Issuer shall notify the Trustee at least five Business Days (or such shorter period as is acceptable to the Trustee) prior to the delivery (or submission via the Depository’s electronic messaging system, as applicable) of the Offer of the obligation to make an Offer to Purchase, and the Offer shall be delivered (or submitted via the Depository’s electronic messaging system, as applicable) by the Issuer or, at the Issuer’s request and the provision of such notice information, by the Trustee in the name and at the expense of the Issuer. The Offer shall contain information concerning the business of the Issuer and its Subsidiaries which the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

a.     the Section of this Indenture pursuant to which the Offer to Purchase is being made;

b.     the Expiration Date and the Purchase Date;

c.     the aggregate principal amount of the Outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the “Purchase Amount”);

d.     the purchase price to be paid by the Issuer for $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

e.     that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

f.     the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

g.     that any Notes not tendered or tendered but not purchased by the Issuer will continue to accrue interest;

h.     that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon, if any, shall cease to accrue on and after the Purchase Date;

i.     that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuer or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

j.     that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuer (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, or facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

k.     that (i) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes and (ii) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis, in accordance with applicable depositary procedures (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased and no Notes in a minimum denomination of $2,000 or less shall be repurchased in part); and

l.     that in the case of any Holder whose Note is purchased only in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

“Offering Memorandum” has the meaning specified in Section 1.1 of Appendix A.

“Officers’ Certificate” of any Person means a certificate signed by the Chairman of the Board of Directors of such Person, a Vice Chairman of the Board of Directors of such Person, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person and delivered to the Trustee, which shall comply with this Indenture.

“Opinion of Counsel” means an opinion of legal counsel of the Issuer, including an employee of the Issuer.

“Original Notes” has the meaning set forth in Section 301.

“Outside LC Facility” shall mean one or more agreements (other than the Existing Issuer Credit Facility) providing for the issuance of letters of credit for the account of the Issuer and/or any of its Restricted Subsidiaries that is designated by the Issuer as an “Outside LC Facility” so long as, after giving effect to such designation, the maximum face amount of all letters of credit under all Outside LC Facilities pursuant to all such designations then in effect does not exceed $225,000,000).

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)     Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)     on and after any maturity or redemption date, Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that (a) the Trustee or the Paying Agent, as applicable, is not prohibited from paying such money to the Holders and (b) if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(iii)     Notes, except to the extent provided in Sections 1102 and 1103, with respect to which the Issuer has effected defeasance or covenant defeasance as provided in Article Eleven; and

(iv)     Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Issuer, provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes as to which any Responsible Officer of the Trustee has received written notice shall be so disregarded and the Trustee shall have no liability or responsibility to verify or confirm such written notice, or the information contained therein. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor.

“Paying Agent” means any Person (including the Issuer acting as Paying Agent) authorized and appointed by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.

“Performance References” means the value and/or performance of the Notes and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors.

“Permitted Refinancing Debt” shall mean any Debt issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), any Debt (including successive refinancings thereof); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Debt so Refinanced (plus unpaid accrued interest and premium (including tender premiums (whether in a tender offer or privately negotiated purchase)) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) if the Debt being Refinanced is by its terms subordinated in right of payment to the Note Obligations, such Permitted Refinancing Debt shall be subordinated in right of payment to such Note Obligations on terms in the aggregate not materially less favorable to the holders of Notes as those contained in the documentation governing the Debt being Refinanced (as determined by the Issuer in good faith), (c) no Permitted Refinancing Debt shall (i) have any borrower which is different than the borrower of the respective Debt being so Refinanced (other than the Issuer, in the case of Debt incurred to Refinance Priority Debt of Embarq, LVLT, QC or any of their respective Restricted Subsidiaries that is included in “Consolidated Priority Debt”) or (ii) have guarantors that are not (or would not have been required to become) guarantors with respect to the Debt being so Refinanced (other than, in the case of Debt incurred to Refinance Debt of Embarq, LVLT, QC or any of their respective Subsidiaries that is included in “Consolidated Priority Debt,” Restricted Subsidiaries that are Guarantors so long as such Permitted Refinancing Debt is not Guaranteed by any Restricted Subsidiary that is not a Guarantor); provided that, if any of the Guarantees of the Debt being Refinanced were subordinated to the Note Obligations, the Guarantees of the Permitted Refinancing Debt shall be subordinated to the Note Obligations on no less favorable terms (as determined in good faith by the Issuer), (d) if the Debt being Refinanced is secured (and permitted to be secured), such Permitted Refinancing Debt may be secured (i) by Liens on the same (or any subset of the) assets as secured (or would have been required to secure) the Debt being Refinanced, on terms in the aggregate that are no less favorable to the Secured Parties than the Debt being refinanced (as determined by the Issuer in good faith) or by Liens otherwise permitted by Section 9.10 or (ii) in the case of Debt incurred to Refinance Debt of LVLT, QC, Embarq or any of their respective Subsidiaries that is included in “Consolidated Priority Debt,” by Liens on assets that constitute Collateral so long as such Liens shall be subject to the Intercreditor Agreement or such Liens are Junior Liens and such Debt shall not be secured by any other assets of the Issuer or any Restricted Subsidiary and (e) if the Debt being Refinanced was subject to the Intercreditor Agreement or was secured by Junior Liens, and if the respective Permitted Refinancing Debt is to be secured by the Collateral, the Permitted Refinancing Debt shall likewise be subject to the Intercreditor Agreement or be secured by Junior Liens.

“Person” means any individual, corporation, company, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Position Representation” means a written representation from each Directing Holder to us and the Trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that are not) Net Short.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Priority Debt” means, on any date of determination, Consolidated Debt of the Issuer and its Restricted Subsidiaries on such date after deducting, without duplication, the amount of any Debt otherwise included in Consolidated Debt of the Issuer consisting of (i) unsecured Debt of the Issuer that is not Guaranteed by any Restricted Subsidiary of the Issuer (other than Guarantees by Guarantors constituting Subordinated Debt), (ii) Subordinated Debt of any Guarantor and (iii) Excluded QCF Debt.

“Priority Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Priority Debt of the Issuer as of such date minus any Specified Refinancing Cash Proceeds as of such date that are reserved to be applied to Priority Debt to (b) EBITDA of the Issuer for the most recently ended four fiscal quarter period on or prior to such date, all determined on a consolidated basis in accordance with GAAP; provided that the Priority Leverage Ratio shall be determined on a Pro Forma Basis.

“Pro Forma Basis” means, as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the most recently ended four fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) any Asset Disposition and any asset acquisition, investment (or series of related investments) in excess of $250,000,000, merger, amalgamation, consolidation (or any similar transaction or transactions), any dividend, distribution or other similar payment, (ii) any operational changes or restructurings of the business of the Issuer or any of its Subsidiaries that the Issuer or any of its Subsidiaries has determined to make and/or made during or subsequent to the Reference Period and which are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and other operational changes and other cost savings in connection therewith, (iii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or of any Unrestricted Subsidiary as a Restricted Subsidiary and (iv) any incurrence, repayment, repurchase or redemption of Debt (or any issuance, repurchase or redemption of Disqualified Stock or Preferred Stock), other than fluctuations in revolving borrowings in the ordinary course of business (and not resulting from a transaction as described in clause (i) above).

Pro forma calculations made pursuant to the definition of this term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer and set forth in an Officers’ Certificate, to reflect operating expense reductions, other operating improvements, synergies or such operational changes or restructurings described in clause (ii) of the immediately preceding paragraph reasonably expected to result from the applicable pro forma event in the twenty-four (24) month period following the consummation of the pro forma event, which may be reasonably allocated to the Issuer or any of its Subsidiaries in the reasonable good faith determination of the Issuer. The Issuer shall deliver to the Trustee an Officers’ Certificate setting forth such demonstrable or additional operating expense reductions and other operating improvements or synergies and information and calculations supporting them in reasonable detail.

“Pro Forma LTM EBITDA” shall mean, at any determination, EBITDA of the Issuer for the most recently ended four fiscal quarter period for which financial statements of the Issuer are available, determined on a Pro Forma Basis.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Equity Interests in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“QC” shall mean Qwest Corporation, a Colorado corporation, together with its successors and assigns.

“QCF” shall mean Qwest Capital Funding, Inc., a Colorado corporation, together with its successors and assigns.

“Qualified Equity Interests” shall mean any Equity Interests other than Disqualified Stock.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivable Facility” means Debt of the Issuer and any Restricted Subsidiary Incurred from time to time pursuant to either (x) credit facilities secured by Receivables or (y) Receivables purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

“Rating Agency” means (1) each of Moody’s, Fitch and S&P; and (2) if any of Moody’s, Fitch or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-l(e)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as certified by a resolution of the Issuer’s board of directors) as a replacement agency for Moody’s, Fitch or S&P, or each of them, as the case may be.

“Rating Date” means the date which is 90 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the Issuer’s intention to effect a Change of Control.

“Ratings Event” means a downgrade by one or more gradations of the rating of the Notes by at least two Ratings Agencies on, or within 90 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies), following which the rating of the Notes by at least two of the Rating Agencies so downgrading the Notes during such period is below Investment Grade. Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of “Change of Control Repurchase Event” hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event). The Trustee shall not be responsible for determining or monitoring whether or not a Rating Event has occurred.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

“Redemption Date”, when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regulated Subsidiary” means CenturyLink Communications, LLC, a Delaware limited liability company, and any other Restricted Subsidiary that hereafter guarantees the Existing Issuer Credit Facility and pledges Collateral in support of such guarantee in the future and requires governmental authorizations and consents in order for it to guarantee the Notes or pledge Collateral in support of such Note.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning specified in Section 2.1(a) of Appendix A.

“Responsible Officer” means, (i) with respect to any Person (other than the Trustee), the Chairman of the board of directors of such Person, a Vice Chairman of the board of directors of such Person, the President or a Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person and (ii) with respect to the Trustee or the Notes Collateral Agent, means, an officer directly responsible for administration of the trust or another officer to whom a matter may be referred because of his or her expertise.

“Restricted Subsidiary” means (a) a Subsidiary of the Issuer that has not been designated or classified as an Unrestricted Subsidiary pursuant to and in compliance with Section 914 and (b) an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary pursuant to such Section.

“Revocation” has the meaning specified in Section 914.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Note” has the meaning specified in Section 2.1(a) of Appendix A.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or, if S&P Global Ratings shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if S&P Global Ratings ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then “S&P” shall mean any other nationally recognized rating agency (other than Moody’s and Fitch) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated to the Trustee by a written notice given by the Issuer.

“Sale and Leaseback Transaction” of any Person means any direct or indirect arrangement pursuant to which any Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries; provided, however, that a transaction shall be treated as a Sale and Leaseback Transaction only to the extent that, in each case, the balance sheet amount of any resulting Capitalized Lease Obligation is greater than 75% of the net available proceeds resulting from the related asset disposition. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Screened Affiliate” means any affiliate of a holder (i) that makes investment decisions independently from such holder and any other affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to us or our subsidiaries, (iii) whose investment policies are not directed by such holder or any other affiliate of such holder that is acting in concert with such holder in connection with its investment in the notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other affiliate of such holder that is acting in concert with such holders in connection with its investment in the Notes.

“Secured Guarantor” means any Person that (1) becomes a Guarantor pursuant to Section 916, Article Seven or any other provision of this Indenture, other than any such Person whose Guarantee has been released in accordance with this Indenture, and (2) pledges any of its assets to secure its Guarantee of the Existing Issuer Credit Facility or its obligations in respect of any Additional First Lien Debt.

“Secured Parties” has the meaning assigned to the term “First Lien Secured Parties” set forth in the Intercreditor Agreement.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Shared Collateral” means, at any time, Collateral on which the holders of two or more series of First Lien Obligations hold a valid and perfected security interest at such time. If more than two series of First Lien Obligations are outstanding at any time and the holders of less than all series of First Lien Obligations (or their Collateral Agents) hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any series which does not have a valid and perfected security interest in such Collateral at such time.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Issuer or any of its Restricted Subsidiaries on the Issue Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary, synergistic or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged or propose to be engaged on the Issue Date.

“Specified Refinancing Cash Proceeds” means, with respect to any Person, the net proceeds of any issuance of debt securities of the Issuer or any of its Subsidiaries to a third party that are reserved to be applied within 90 days of the receipt thereof to repay, repurchase or redeem other debt securities of such Person or any of its Subsidiaries held by third parties.

“Stated Maturity” when used with respect to a Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Note at the option of the Holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

“Subordinated Debt” shall mean (i) any Debt of the Issuer that is contractually subordinated in right of payment to the Notes and (ii) any Debt of any Guarantor that is contractually subordinated in right of payment to the Note Guarantee of such Guarantor.

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Third Party Funds” shall mean any accounts or funds, or any portion thereof, received by the Issuer or any of its Restricted Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon the Issuer or one or more of its Restricted Subsidiaries to collect and remit those funds to such third parties.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect at the date as of which this Indenture was executed.

“Trustee” means Wells Fargo Bank, National Association, in its capacity as trustee for the holders of the Notes under the Note Documents, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“UCC” means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Issuer designated as such pursuant to and in compliance with Section 914 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto and (b) any Subsidiary of an Unrestricted Subsidiary. For the sake of clarity, actions taken by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by the Issuer or any of the Issuer Restricted Subsidiaries.

“Unsecured Guarantor” means any Person that (1) becomes a Guarantor pursuant to Section 916, Article Seven or any other provision of this Indenture, other than any such Person whose Guarantee has been released in accordance with this Indenture, and (2) has not pledged any of its assets to secure its Guarantee of the Existing Issuer Credit Facility or its obligations in respect of any Additional First Lien Debt.

“Verification Covenant” means a covenant by a Directing Holder to provide us with such other information as we may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five business days of request therefor.

“Vice President”, when used with respect to any Person, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person means Equity Interests of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

The following terms, unless otherwise defined pursuant to this Section 101, have the meanings given to them in Appendix A:

“Definitive Note”

“Purchase Agreement”

“Rule 144A Global Note”

“Transfer Restricted Notes”

SECTION 102.    Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)    a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or any Guarantor, respectively, stating that the information with respect to such factual matters is in the possession of the Issuer or any Guarantor, respectively, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated (with proper identification of each matter covered therein) and form one instrument.

SECTION 104.    Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)    The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)    If the Issuer shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note. However, any such Holder or future Holder may revoke the request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date such Act becomes effective.

SECTION 105.    Notices, etc., to Trustee and the Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)    the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(2)    the Notes Collateral Agent by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Notes Collateral Agent c/o the Trustee as described in clause (1) above, or

(3)    the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or electronically to the Issuer or such Guarantor addressed to it (in the case of a Guarantor, in care of the Issuer) at the address of the Issuer’s principal office specified in the first paragraph of this Indenture and to 100 CenturyLink Drive, Monroe, LA 71203, Attention: Office of the General Counsel, or at any other address previously furnished in writing to the Trustee by the Issuer.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling subject to terms hereof. Except to the extent relating to matters arising out of the Trustee’s gross negligence or willful misconduct, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 106.    Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders by the Issuer or the Trustee, such notice shall be given (unless otherwise herein expressly provided) if electronically delivered or if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to electronically deliver or mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices shall be effective only upon receipt. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

SECTION 107.    Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108.    Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 109.    Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110.    Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders any legal or equitable right, remedy or claim under this Indenture.

SECTION 111.    Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 112.    Trust Indenture Act.

For the avoidance of doubt, the Trust Indenture Act is not applicable to this Indenture.

SECTION 113.    Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

SECTION 114.    No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, manager, employee, incorporator, stockholder or member of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Issuer or a Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the Notes.

SECTION 115.    Independence of Covenants.

All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

SECTION 116.    Exhibits.

All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

SECTION 117.    Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 118.    Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 119.    Waiver of Jury Trial.

EACH OF THE ISSUER, EACH GUARANTOR, THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 120.    Force Majeure.

In no event shall the Trustee or Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or Notes Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 121.    FATCA.

In order to assist the Trustee with its compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”) the Issuer agrees (i) to provide to the Trustee reasonably available information collected and stored in the Issuer’s ordinary course of business regarding holders of Notes (solely in their capacity as such) and which is necessary for the Trustee’s determination of whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law. Nothing in the immediately preceding sentence shall be construed as obligating the Issuer to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

SECTION 122.    Submission to Jurisdiction.

The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 123.    Limited Condition Transactions.

For purposes of (i) determining compliance with any provision in this Indenture that requires the calculation of any financial ratio or test, (ii) determining compliance with the requirement regarding the absence of a Default or Event of Default (or any type of Default or Event of Default) or (iii) testing any ratio or cap measured as a percentage of Pro Forma LTM EBITDA and any other availability of a “basket” or exception set forth in this Indenture, in each case, in connection with a Limited Condition Transaction, the date of determination, at the election of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), shall be deemed to be at the time of (on the basis of the consolidated financial statements required to be delivered under Section 905 for the most recently ended four fiscal quarter period) either (x) the execution of the definitive acquisition agreements or other binding contracts with respect to such transaction, or (y) the consummation of such transaction (such applicable date, the “LCT Test Date”), and if, after such ratios and other provisions are measured on a pro forma basis (determined in accordance with the applicable provisions of this Indenture) after giving effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Debt and the use of proceeds thereof) as if they had occurred at the beginning of the most recently completed four fiscal quarter period ending prior to the LCT Test Date, the Issuer could have taken such action on the relevant LCT Test Date in compliance with such ratios, absence of Default or Event of Default or “basket”, such ratio, absence of Default or Event of Default or “basket” shall be deemed to have been complied with. Notwithstanding anything to the contrary, in connection with an election to use a LCT Test Date in connection with a Limited Condition Transaction, any reference to “date of incurrence” or “time of incurrence” or other similar phrases with respect to the date or time an action is taken herein will mean the LCT Test Date.

For the avoidance of doubt, if the Issuer has made an LCT Election and (x) any of the ratios or “baskets” for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or “basket” (including due to fluctuations of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant Limited Condition Transaction, such “baskets” or ratios and other provisions shall not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) in connection with any subsequent calculation of any ratio or “basket” availability on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or “basket” availability shall be calculated on a pro forma basis (determined in accordance with the applicable provisions of this Indenture) assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Debt and the use of proceeds thereof) had been consummated.

SECTION 124.    PATRIOT Act.

The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Trustee and Notes Collateral Agent in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee Notes Collateral Agent. The parties hereby agree that they shall provide the Trustee Notes Collateral Agent with such information as it may request including, but not limited to, each party’s name, physical address, tax identification number and other information that will help the Trustee Notes Collateral Agent identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

ARTICLE TWO

ARTICLE NOTE FORMS

SECTION 201.    Form and Dating.

Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit 1 to Appendix A are part of the terms of this Indenture.

Subject to complying with the rules of any securities exchange or system on which the Notes may be listed or eligible for trading, the Definitive Notes shall be printed or produced in such manner as determined by the officers of the Issuer executing such Notes, as evidenced by their execution of such Notes.

ARTICLE THREE

THE NOTES

SECTION 301.    Amount of Notes. Subject to Section 302, the Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $1,250,000,000 (the “Original Notes”).

The Issuer shall be entitled, subject to its compliance with the covenants set forth in this Indenture, including Sections 909 and 910, to issue Additional Notes under this Indenture which shall have identical terms as the Original Notes, other than with respect to the date of issuance and issue price (and such changes as are customary to permit escrow arrangements, if any, in connection with the issuance of such Additional Notes). The Original Notes, any Additional Notes issued pursuant to this paragraph, and any Additional Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

With respect to the Additional Notes, the Issuer shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)    the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued after the expiration of the “period of thirteen days” described in Treasury Regulation Section 1.1275-1(f)(1)(iii) unless such issuance would be a “qualified reopening” within the meaning of Treasury Regulation Section 1.1275-2(k)(3) or such Additional Notes have a different CUSIP number than the CUSIP number(s) for the Notes issued on the Issue Date; and

(3)    whether such Additional Notes shall be Transfer Restricted Notes and issued in the form of Notes as set forth in the Appendix to this Indenture.

SECTION 302.    Execution and Authentication. Two officers shall sign the Notes for the Issuer by manual or facsimile signature.

If an officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, an Officers’ Certificate and an Opinion of Counsel and the Trustee in accordance with such written order of the Issuer shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar, Paying Agent or agent for service of notices and demands.

SECTION 303.    Note Registrar and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Note Registrar”) and an office or agency where Notes may be presented for payment to the Paying Agent. The Note Registrar shall keep a register of the Notes and of their transfer and exchange (the register maintained in the office of the Note Registrar and in any other office or agency designated pursuant to Section 902 being herein sometimes referred to as the “Note Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuer shall enter into an appropriate agency agreement with any Note Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607.

The Issuer initially appoints the Trustee as Note Registrar and Paying Agent in connection with the Notes.

SECTION 304.    Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any Note, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 305.    Holders Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Note Registrar, upon a written request by the Trustee, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 306.    Replacement Notes. If a mutilated Note is surrendered to the Note Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the UCC are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Note Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer.

SECTION 307.    Temporary Notes. Until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes.

SECTION 308.    Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Note Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation unless the Issuer directs the Trustee in writing to deliver canceled Notes to the Issuer. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 309.    Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 310.    CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Issuer nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” number(s).

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.    Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (subject to Section 1106 and except as to surviving rights of registration of transfer, transfer, exchange and replacement of Notes expressly provided for herein or pursuant hereto), the Liens, if any, on the Collateral securing the Notes and the Note Guarantees shall be released and the Trustee, at the request and expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and release of such Liens, in each case, when

(1)    either

(a)    all Outstanding Notes have been delivered to the Trustee for cancellation in accordance with this Indenture; or

(b)    all such Notes not theretofore delivered to the Trustee for cancellation

(i)    have become due and payable, or

(ii)    will become due and payable within one year, or

(iii)    are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee in its sole discretion for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Debt on the Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any, on), and interest on, the Notes to Maturity or the Redemption Date, as the case may be;

(2)    the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder; and

(3)    the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations under Sections 607 and 609 and, if money shall have been deposited with the Trustee pursuant to clause (1)(b) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 903 shall survive such satisfaction and discharge.

SECTION 402.    Application of Trust Money.

Subject to the provisions of the last paragraph of Section 903, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 501.    Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)    failure to pay principal of (or premium, if any, on) any Note when due; or

(2)    failure to pay any interest on any Note when due, continued for 30 days; or

(3)    default in the payment of principal of (and premium, if any) and interest on Notes required to be purchased pursuant to an Offer to Purchase pursuant to Section 907 when due and payable; or

(4)    failure to perform or comply with the provisions of Article Seven; or

(5)    failure to perform any covenant or agreement of the Issuer or any Guarantor in this Indenture or in any Note (other than a covenant a default in whose performance is elsewhere in this Section specifically dealt with) continued for 90 days after written notice to the Issuer by the Trustee or Holders of at least 30% in aggregate principal amount of the Outstanding Notes, which notice shall specify the default and state that such notice is a “Notice of Default” hereunder; or

(6)    default under the terms of any mortgage, indenture or instrument evidencing or securing Debt for borrowed money of the Issuer or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary) having an outstanding principal amount of not less than $275,000,000 or its foreign currency equivalent at the time, individually or in the aggregate, which default results in the acceleration of the payment of such Debt or constitutes the failure to pay such Debt when due (after expiration of any applicable grace period); or

(7)    the rendering of a judgment or judgments against the Issuer or any Restricted Subsidiary in an aggregate amount in excess of $275,000,000 or its foreign currency equivalent at the time and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; or

(8)    any Note Guarantee of any Guarantor that is a Significant Subsidiary, ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or any Responsible Officer of any such Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Note Guarantee; or

(9)    the entry of a decree or order by a court having jurisdiction in the premises adjudging the Issuer or any Restricted Subsidiary that is a Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary under the Bankruptcy Code or any other applicable federal, state or foreign law, or appointing a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or of any substantial part of its Property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(10)    the institution by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or of any substantial part of its Property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(11)    the material impairment of the Liens under the Notes Collateral Documents (other than in accordance with the terms of the Notes Collateral Documents and this Indenture as each may be amended from time to time) on Collateral (other than immaterial portions having an aggregate value of not more than $275,000,000) for any reason other than the satisfaction in full of all obligations under this Indenture and discharge of the Notes Collateral Documents and this Indenture or as a result of the failure of the Notes Collateral Agent (or any Bailee Collateral Agent) to maintain possession of any stock certificates, promissory notes or other instruments delivered to it (or to such bailee) under this Indenture or the applicable Notes Collateral Document or any Liens (other than on such portions) created thereunder (x) shall be declared invalid or unenforceable and any such Default continues for 60 days after notice of such Default shall have been given to the Issuer by the Trustee or the holders of at least 30% of the principal amount of then outstanding Notes issues under the Indenture or (y) the Issuer or any Guarantor asserting, in any pleading in any court of competent jurisdiction, that any such Lien (other than on such portions) is invalid or unenforceable.

SECTION 502.    Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(9) or 501(10) with respect the Issuer) shall occur and be continuing, either the Trustee or the Holders of not less than 30% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default. If an Event of Default specified in Section 501(9) or 501(10) occurs with respect to the Issuer, the principal amount of all the Notes shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Any Noteholder Direction provided by any Directing Holder must be accompanied by a Position Representation, which representation, in the case of a Default Direction, shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, make a Verification Covenant. In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, we determine in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provide to the Trustee evidence that we have filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, we provide to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred. The Trustee shall have no liability or responsibility to verify or confirm any Noteholder Direction Position Representation or Verification Covenant, or any information therein.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar insolvency proceeding shall not require compliance with the foregoing paragraphs, provided Trustee shall not have any liability or responsibility for any Noteholder Direction Position Representation or Verification Covenant as set forth in the immediately preceding sentence.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Five, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(1)    the Issuer has paid or deposited with the Trustee a sum sufficient to pay

(A)    all overdue interest on all Outstanding Notes,

(B)    all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

(C)    to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

(D)    all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)    all Events of Default, other than the nonpayment of amounts of principal of (or premium, if any, on) Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.    Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if:

(a)    Default is made in the payment of any interest on any Note when due, continued for 30 days, or

(b)    Default is made in the payment of the principal of (or premium, if any, on) any Note when due, the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.    Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes (including any Guarantor) or the Property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)    to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt on behalf of, any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.    Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 506.    Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (acting in any capacity hereunder) and the Notes Collateral Agent hereunder or in connection herewith;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Issuer or as a court of competent jurisdiction may direct.

SECTION 507.    Limitation on Suits.

No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or for any other remedy hereunder, unless

(1)    such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2)    the Holders of not less than 30% in aggregate principal amount of the Outstanding Notes shall have made written request and offered indemnity or security reasonably satisfactory to the Trustee to institute such proceeding as trustee; and

(3)    the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.    Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, including Section 507, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.    Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.    Delay or Omission Not Waiver.

Except as otherwise provided in the proviso of the first paragraph of Section 502, no delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.    Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

(1)    such direction shall not be in conflict with any rule of law or with this Indenture,

(2)    the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

(3)    the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

SECTION 513.    Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Default hereunder and its consequences, except a Default

(1)    in the payment of the principal of (or premium, if any) or interest on any Note, or

(2)    in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Note affected, or

(3)    in respect of the covenant which under Article Eight cannot be modified or amended without the consent of the Holders of two-thirds in principal amount of the Outstanding Notes.

The Issuer shall deliver to the Trustee an Officers’ Certificate stating that the requisite majority have consented to such waiver and attaching such consents upon which, subject to Section 104, the Trustee may conclusively rely. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 514.    Waiver of Stay or Extension Laws.

The Issuer and each Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 515.    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 515 does not apply to a suit by the Trustee or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

ARTICLE SIX

THE TRUSTEE

SECTION 601.    Certain Duties and Responsibilities.

(a)    Except during the continuance of an Event of Default,

(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(b)    In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(1)    this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 601;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

(d)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

SECTION 602.    Notice of Default.

If a Default occurs and is continuing, the Trustee shall transmit, electronically or by first class mail to each Holder at the address set forth in the Note Register, notice of such Default within 90 days after written notice of it is received by a Responsible Officer of the Trustee; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long in good faith determines that the withholding of such notice is in the interest of the Holders.

The Trustee is not required to take notice or deemed to have notice of any Event of Default with respect to the Notes unless a Responsible Officer of the Trustee shall have received written notice at its Corporate Trust Office (which notice shall reference the Notes, the Issuer and this Indenture) of such Event of Default from the Issuer or any Holder.

SECTION 603.    Certain Rights of Trustee.

Subject to Section 601:

(1)    the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)    any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, receive and rely upon an Officers’ Certificate;

(4)    the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)    the Trustee may act through counsel, agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any such person appointed with due care and in good faith;

(6)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(7)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(8)    the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including without limitation as Notes Collateral Agent, and each agent, custodian and other Person employed to act hereunder;

(10)    the Trustee may request that the Issuer deliver an Officers’ Certificate in substantially the form of Exhibit A hereto setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(11)    in no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(12)    the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

SECTION 604.    Trustee Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

SECTION 605.    May Hold Notes.

The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes, and may otherwise deal with the Issuer with the same rights it would have if it were not any Trustee, Paying Agent, Note Registrar or such other agent. However, the Trustee must comply with Section 608.

SECTION 606.    Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

SECTION 607.    Compensation and Reimbursement.

The Issuer agrees:

(1)    to pay to the Trustee (acting in any capacity hereunder) and Notes Collateral Agent from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)    except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (acting in any capacity hereunder) and Notes Collateral Agent in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by the Trustee’s own negligence, willful misconduct or bad faith; and

(3)    to fully indemnify each of the Trustee (acting in any capacity hereunder) and Notes Collateral Agent and any predecessor trustee and its directors, officers, employees and agents for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred without gross negligence or willful misconduct on the part of any of them, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself or themselves against any claim (whether asserted by the Issuer, a Guarantor, a Holder or any other Person) or liability in connection with the exercise or performance of any of its or their powers or duties hereunder and the costs and expenses (including reasonable attorneys’ fees and expenses and court costs) incurred in connection with any action, claim, or suit brought to enforce the Trustee’s right to indemnification.

The obligations of the Issuer hereunder to compensate the Trustee and Notes Collateral Agent, to pay or reimburse the Trustee and Notes Collateral Agent for expenses, disbursements and advances and to indemnify and hold harmless the Trustee and Notes Collateral Agent shall constitute additional indebtedness hereunder. As security for the performance of such obligations of the Issuer, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(9) or (10), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal, state or foreign bankruptcy, insolvency or other similar law.

The provisions of this Article 6 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee or Notes Collateral Agent.

SECTION 608.    Corporate Trustee Required; Eligibility; Conflicting Interests.

(a)    There shall be at all times a Trustee hereunder which shall have a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 608, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time a Responsible Officer of the Trustee shall have actual knowledge that the Trustee ceases to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

(b)    The Trustee shall be permitted to engage in transactions with the Issuer or its Subsidiaries; provided, however, that if the Trustee acquires any conflicting interest, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

SECTION 609.    Resignation and Removal; Appointment of Successor.

(a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b)    The Trustee may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)    The Trustee may be removed on 30 days prior written notice by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee designated for removal may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)    If at any time:

(1)    the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by a Board Resolution (or by a resolution of a duly authorized committee of the Board of Directors of the Issuer), may remove the Trustee or (ii) the Holders of at least 10% in aggregate principal amount of the then Outstanding Notes who have been bona fide Holders of a Note for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If the Issuer does not promptly appoint a successor Trustee after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee. In either case, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)    The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g)    The retiring Trustee shall not be liable for any of the acts or omissions of any successor Trustee appointed hereunder.

SECTION 610.    Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges hereunder, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

SECTION 611.    Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such Person shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or transfer of assets to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion, consolidation or transfer of assets. The Trustee may merge or consolidate with another entity and in the event of such merger, is not required to provide written notice of same.

ARTICLE SEVEN

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 701.    [Reserved].

SECTION 702.    [Reserved].

SECTION 703.    Issuer May Consolidate, etc., Only on Certain Terms.

(a)    The Issuer shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into the Issuer or (ii) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than to a Restricted Subsidiary that is or becomes a Guarantor at the time of such transfer, sale, lease, conveyance or disposition), unless:

(1)    in a transaction in which the Issuer is not the surviving Person or in which the Issuer transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the successor entity is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Issuer’s obligations under this Indenture;

(2)    immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(3)    immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Restricted Subsidiary at the time of the transaction, the Issuer (or the successor entity) could Incur at least $1.00 of additional Priority Debt pursuant to Section 909 (or the ratio tested thereunder would be no higher than immediately prior to giving effect to such transaction);

(4)    if, as a result of any such transaction, Property of the Issuer (or the successor entity) or any Restricted Subsidiary would become subject to a Lien prohibited by the provisions of Section 910, the Issuer or the successor entity to the Issuer shall have secured the Notes as required by said covenant; and

(5)    the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article Seven and that all conditions precedent to such transaction herein have been complied with.

SECTION 704.    Successor Issuer Substituted.

Upon any consolidation of the Issuer with or merger of the Issuer with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of the Issuer to any Person or Persons in accordance with Section 703, the successor Person formed by such consolidation or into which the Issuer is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and the predecessor Issuer (which term shall for this purpose mean the Person named as the “Issuer” in the first paragraph of this Indenture or any successor Person which shall have become such in the manner described in Section 703), except in the case of a lease, shall be released from all its obligations and covenants under this Indenture, the Notes, and the other Note Documents to which it is a party and may be dissolved and liquidated.

SECTION 705.    Guarantor May Consolidate, etc., Only on Certain Terms.

A Guarantor shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons (other than, with respect to a Guarantor that is a Restricted Subsidiary, the Issuer or another Guarantor that is a Restricted Subsidiary) or permit any other Person (other than, with respect to a Guarantor that is a Restricted Subsidiary, another Guarantor that is a Restricted Subsidiary) to consolidate with or merge into such Guarantor or (ii) except to another Guarantor, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than, with respect to a Guarantor that is a Restricted Subsidiary, the Issuer or another Guarantor that is a Restricted Subsidiary), unless:

(1)    immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of such Guarantor as a result of such transaction as having been Incurred by such Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(2)    in a transaction in which such Guarantor is not the surviving Person or in which such Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of such Guarantor’s obligations under this Indenture and its Note Guarantee and shall expressly assume the performance of the covenants and obligations of such Guarantor under the Collateral Documents relating to the Notes and shall, in the case of a Secured Guarantor, to the extent prior to the occurrence of a Collateral Release Ratings Event and comparable action is being taken under the Existing Issuer Credit Facility Collateral Documents or any Additional First Lien Debt, cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to cause any property or assets that constitute Collateral to be subject to a Lien securing the Notes, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions; and

(3)    the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article Seven and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 706.    Successor Guarantor Substituted.

Upon any consolidation of a Guarantor with or merger of a Guarantor with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of a Guarantor to any Person or Persons in accordance with Section 705, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such successor Person had been named as a Guarantor herein, and the predecessor Guarantor (which term shall for this purpose mean the Person named as the “New Guarantor” in the first paragraph of the applicable supplemental indenture or any successor Person which shall have become such in the manner described in Section 705), except in the case of a lease, shall be released from all its obligations and covenants under its Note Guarantee, the Notes and the other Note Documents to which it is a party and may be dissolved and liquidated.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

SECTION 801.    Supplemental Indentures Without Consent of Holders.

The Issuer, the Guarantors and the Trustee may, at any time and from time to time, without notice to or consent of any Holders of Notes, (i) enter into one or more indentures supplemental hereto and/or (ii) amend, supplement or otherwise modify any other Note Document, in each case:

(1)    to evidence the succession of another Person to the Issuer or any Guarantor and the assumption by such successor of the covenants of the Issuer or such Guarantor, respectively, herein, in the Notes, in the applicable Note Guarantee and in the applicable Notes Collateral Documents, as applicable; or

(2)    to add to the covenants of the Issuer or any of its Subsidiaries, for the benefit of the Holders, or to surrender any right or power conferred upon the Issuer or any Guarantor hereby; or

(3)    to add any additional Events of Default; or

(4)    to provide for uncertificated Notes in addition to or in place of certificated Notes; or

(5)    to evidence and provide for the acceptance of appointment hereunder of a successor Trustee pursuant to the requirements of Section 610 or a successor Notes Collateral Agent pursuant to the requirements of Section 1306; or

(6)    to secure the Notes; or

(7)    to comply with the Securities Act (including Regulation S promulgated thereunder); or

(8)    to add Note Guarantees or to release any Guarantors from Note Guarantees as provided by the terms of this Indenture; or

(9)    to (a) cure any ambiguity, mistake, omission, defect, inconsistency, or obvious error in the Note Documents, or (b) correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Indenture; provided that, with respect to the foregoing clause (9)(b), such actions shall not adversely affect the interests of the Holders in any material respect; or

(10)    to conform the Note Documents to any provision of the “Description of the Notes” of the Offering Memorandum to the extent such provision is intended to be a verbatim recitation thereof; or

(11)    to add additional assets as Collateral or to release any Collateral from the liens securing the Notes, in each case pursuant to the terms of this Indenture and the Notes Collateral Documents, as and when permitted or required by this Indenture or the Notes Collateral Documents.

The Notes Collateral Documents and any other applicable intercreditor agreement may be amended, waived or otherwise modified from time to time with the consent of the parties thereto. In addition, the Issuer may, without the consent of any other party thereto, amend the Notes Collateral Documents and any other applicable intercreditor agreement to designate Debt as “Additional First Lien Obligations”, or as any other Debt subject to the terms and provisions of such agreement.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under Article 9 or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any rights of any holder to receive payment of principal or, or premium, if any, or interest on, the Notes, or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes.

SECTION 802.    Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of such Holders delivered to the Issuer and the Trustee, the Issuer, the Guarantors and the Trustee may (i) enter into one or more indentures supplemental hereto and/or (ii) amend, supplement or otherwise modify any other Note Document, in each case, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or such other Note Document or waiving or otherwise modifying in any manner the rights of the Holders hereunder or thereunder, including the waiver of certain past defaults under this Indenture pursuant to Section 513; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note (or, in the case of clause (9) below, two-thirds in principal amount of the Outstanding Notes) affected thereby:

(1)    change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the interest thereon that would be due and payable upon the Stated Maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the contractual right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; or

(2)    reduce the percentage in principal amount of the Outstanding Notes, the consent of whose holders is necessary for any such supplemental Indenture or required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder; or

(3)    modify any provision of Section 508 or Section 513; or

(4)    subordinate in right of payment, or otherwise subordinate, the Notes or any Note Guarantee to any other Debt; or

(5)    reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described in Appendix A or Exhibit 1 thereto; or

(6)    reduce the premium payable upon a Change of Control Repurchase Event or, at any time after a Change of Control Repurchase Event has occurred, change the time at which the Offer to Purchase relating thereto must be made or at which the Notes must be repurchased pursuant to such Offer to Purchase; or

(7)    make any change in any Note Guarantee of a Guarantor that is either a Significant Subsidiary or is a guarantor of any other First Lien Obligations then outstanding that would adversely affect the interests of the Holders of the Notes in a manner inconsistent with any changes made in respect of the guarantee of the other First Lien Obligations or otherwise in any material respect;

(8)    modify any provision of this Section 802 (except to increase any percentage set forth herein); or

(9)    (A) make any change (whether by amendment, supplement or waiver) to any Notes Collateral Document or the provisions in this Indenture dealing with the Collateral or the Notes Collateral Documents that would, in each case, release all or substantially all of the Collateral from the Liens of the Notes Collateral Documents (except upon the occurrence of a Collateral Release Ratings Event or as otherwise permitted by the terms of this Indenture and the Notes Collateral Documents), or (B) make any change in any Note Guarantee of a Guarantor that is a Significant Subsidiary that would adversely affect the interests of the Holders of the Notes in any material respect.

It shall not be necessary for any Act of Holders under this Section 802 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 803.    Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Eight or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent to the execution of such supplemental indenture have been fulfilled and that the supplemental indenture is the legal, valid and binding obligation of the Issuer and Guarantors, enforceable against each in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 804.    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article Eight, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 805.    Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Eight may bear a notation in form approved by the Trustee and the Issuer as to any matter provided for in such supplemental indenture. If the Issuer and the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 806.    Notice of Supplemental Indentures.

Promptly after the execution by the Issuer, the Guarantors and the Trustee of any supplemental indenture pursuant to this Article Eight, the Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

ARTICLE NINE

COVENANTS

SECTION 901.    Payment of Principal, Premium, if Any, and Interest.

The Issuer covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 902.    Maintenance of Office or Agency.

The Issuer shall maintain in the City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. An affiliate of the Trustee, Wells Fargo Bank, National Association at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services – Administrator – CenturyLink, Inc. shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at such affiliate’s office, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside of the City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 903.    Money for Note Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of such action or any failure so to act.

The Issuer shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 903, that such Paying Agent shall:

(1)    hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)    give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest;

(3)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4)    indemnify the Trustee and its officers, directors, employees and agents against any loss, cost or liability caused by, or incurred as a result of, such Paying Agent’s acts or omissions.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; and any unclaimed balance of such money then remaining will be repaid to the Issuer, subject to any applicable escheatment laws.

SECTION 904.    Existence.

Subject to Article Seven, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Issuer and each Restricted Subsidiary; provided, however, that the Issuer shall not be required to preserve, with respect to the Issuer, any such right or franchise or, with respect to any such Restricted Subsidiary (subject to all the other covenants in this Indenture), any such existence, right or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries taken as a whole.

SECTION 905.    Reports.

So long as any Notes are outstanding (unless defeased in a legal defeasance), the Issuer shall have its annual financial statements audited, and its interim financial statements reviewed, by a nationally recognized firm of independent accountants and shall furnish to the Trustee and the Holders of Notes, all quarterly and annual financial statements in the form incorporated by reference in the Offering Memorandum prepared in accordance with generally accepted accounting principles that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer was required to file those Forms (but in no event any other items required in such Forms), together with a corresponding “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountant. Notwithstanding the foregoing, (i) such reports shall not be required to comply with any segment reporting requirements (whether pursuant to generally accepted accounting principles or Regulation S-X) in greater detail than is provided in the Offering Memorandum, (ii) such reports shall not be required to present beneficial ownership information, (iii) such reports shall not be required to provide guarantor/non-guarantor financial data and (iv) the Issuer shall not be required to provide separate financial statements or other information contemplated by Rule 3-16 of Regulation S-X (or any successor provision). Any reports shall be provided within the time frames required by the Commission for companies required to file such reports on a non-accelerated basis. To the extent that the Issuer does not file such information with the Commission, the Issuer shall distribute such information and such reports (as well as the details regarding the conference call described below) electronically to the Trustee and by posting such information on a website (which may be non-public, require a confidentiality acknowledgment and be maintained by the Issuer or its designee) to which access will be given to (a) any Holder of the Notes, (b) to any beneficial owner of the Notes, who provides its e-mail address to the Issuer or its designee and certifies that it is a beneficial owner of Notes, (c) to any prospective investor who provides its e-mail address to the Issuer or its designee and certifies that it is a QIB, or (d) any securities analyst who provides its e-mail address to the Issuer or its designee and certifies that it is a securities analyst. Unless the Issuer is subject to the reporting requirements of the Exchange Act, the Issuer shall also hold a quarterly conference call for the Holders of the Notes to review such financial information (which, for the avoidance of doubt, access may be limited to those who have access to the password-protected website and have provided a confidentiality acknowledgement). The conference call will not be later than five Business Days from the time that the Issuer distributes the financial information as set forth above.

For so long as any of the Notes remain outstanding, the Issuer shall furnish to the Holders of the Notes and to any prospective investor that certifies that it is a QIB, upon written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Issuer shall be deemed to have furnished such financial statements and reports referred to above to the Trustee and the Holders if it has filed such reports with the Commission via the EDGAR filing system (or any successor thereto) and such reports are publicly available.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates) and Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports.

SECTION 906.    Statement by Officers as to Default.

(a)    The Issuer shall deliver to the Trustee, on the date of delivery of each annual report to be delivered pursuant to Section 905 commencing with the annual report for the fiscal year ended December 31, 2020, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Issuer’s compliance during the period covered by such report with all conditions and covenants under this Indenture. If the signer has knowledge of any noncompliance that occurred during such period, the certificate shall describe its status and what action the Issuer has taken or is taking or proposes to take with respect thereto. For purposes of this Section 906(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)    When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Debt of the Issuer or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Debt in the principal amount of less than $275,000,000 or its foreign currency equivalent at the time), the Issuer shall, within 30 days of such occurrence, notice or other action, deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers’ Certificate specifying such event, notice or other action, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 907.    Purchase of Notes Upon a Change of Control Repurchase Event.

(a)    If a Change of Control Repurchase Event occurs, unless the Issuer has elected to redeem the Notes as described above, the Issuer will be required to make an offer (the “Change of Control Offer”) to each holder of Notes to repurchase all or any part (in minimum amounts of $2,000 and in integral multiples of $1,000 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, together with any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

(b)    Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will deliver a notice to each holder of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered. The notice shall, if delivered prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

(c)    To the extent that the provisions of any securities laws or regulations conflict with this Section 907, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 907 by virtue of such conflict.

(d)    On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)    accept for payment all the Notes or portions of the Notes properly tendered pursuant to the Change of Control Offer;

(ii)    deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the Notes or portions of the Notes properly tendered; and

(iii)    deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Issuer.

The Issuer will determine whether the Notes are properly tendered. The Paying Agent will deliver to each holder of Notes properly tendered the purchase price for the Notes, and, subject to the terms and conditions of this Indenture, the Trustee will authenticate and deliver (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that such new Note will be in a minimum principal amount of $2,000 and an integral multiple of $1,000 in excess thereof. Any Note properly tendered and accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

(e)    The Issuer will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes such a Change of Control Offer (in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer, and such third party purchases all Notes properly tendered and not withdrawn under its Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control and such other conditions specified therein, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

SECTION 908.    [Reserved].

SECTION 909.    Limitation on Priority Debt.

(a)    The Issuer may not, and may not permit any Restricted Subsidiary to directly or indirectly, Incur any Priority Debt; provided, however, that the Issuer or any Restricted Subsidiary may Incur any Priority Debt if, after giving pro forma effect to the Incurrence of such Priority Debt and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and the Priority Leverage Ratio would be less than or equal to 3.25 to 1.00.

(b)    Notwithstanding the foregoing limitation, the Issuer and any Restricted Subsidiary may Incur any and all of the following Priority Debt (each of which shall be given independent effect):

(i)    Priority Debt of the Issuer or any Restricted Subsidiary under Credit Facilities (and any Permitted Refinancing Debt) in respect thereof in an aggregate principal amount outstanding at any one time not to exceed $10,250,000,000 (plus any increase in the amount thereof in connection with any refinancing, renewal or extension thereof to the extent such increase is permitted by the definition of “Permitted Refinancing Debt”);

(ii)    Priority Debt, including Capitalized Lease Obligations (other than Priority Debt under the Existing Issuer Credit Facility and the Notes and related Notes Guarantees) existing or committed on the Issue Date and any Permitted Refinancing Debt incurred to Refinance such Priority Debt;

(iii)    Priority Debt in respect of the Notes issued on the Issue Date and any Note Guarantee in respect thereof, as well as any Permitted Refinancing Debt in respect thereof;

(iv)    Priority Debt of the Issuer or any Restricted Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;

(v)    Priority Debt owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Issuer or any Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case in the ordinary course of business or consistent with past practice or industry practices;

(vi)    subject to Section 911, Priority Debt of the Issuer to any Restricted Subsidiary or of any Restricted Subsidiary to the Issuer or any other Restricted Subsidiary; provided, that Priority Debt owed by the Issuer or any Guarantor to any Restricted Subsidiary that is not a Guarantor and Priority Debt of any Guarantor owing to the Issuer incurred pursuant to this clause (vi) shall be subordinated in right of payment to the Note Obligations on customary terms (as determined in good faith by the Issuer);

(vii)    Priority Debt in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practices;

(viii)    Priority Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business;

(ix)    (x) Priority Debt of a Restricted Subsidiary acquired after the Issue Date or a Person merged or consolidated with the Issuer or any Restricted Subsidiary after the Issue Date and Priority Debt otherwise assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of assets or Equity Interests, where such acquisition, merger, amalgamation or consolidation is not prohibited by this Indenture; provided, that, Priority Debt acquired or assumed pursuant to this clause (ix)(x) shall be in existence prior to the respective merger, amalgamation or consolidation or acquisition of assets or Equity Interests and shall not have been created in contemplation thereof or in connection therewith and (y) any Permitted Refinancing Debt incurred to Refinance any such Priority Debt;

(x)    Capitalized Lease Obligations in an aggregate principal amount not to exceed the greater of (x) $1,500,000,000 and (y) 17.5% of Pro Forma LTM EBITDA (measured when incurred, created or assumed), as well as any Permitted Refinancing Debt in respect thereof (plus any increase in the amount thereof in connection with any refinancing, renewal or extension thereof to the extent such increase is permitted by the definition of “Permitted Refinancing Debt”);

(xi)    purchase money indebtedness, mortgage financings and other Priority Debt incurred by the Issuer or any Restricted Subsidiary prior to or within 360 days after the acquisition, lease, construction, repair, replacement or improvement of fixed or capital assets in order to finance such acquisition, lease, construction, repair, replacement or improvement (whether through the direct purchase of property or the Equity Interests of any Person owning such property), in an aggregate principal amount that immediately after giving effect to the incurrence of such Priority Debt and the use of proceeds thereof, together with the aggregate principal amount of any other Priority Debt outstanding pursuant to this clause (xi), would not exceed the greater of (x) $2,500,000,000 and (ii) 30.0% of Pro Forma LTM EBITDA (measured when incurred, created or assumed), as well as any Permitted Refinancing Debt in respect thereof (plus any increase in the amount thereof in connection with any refinancing, renewal or extension thereof to the extent such increase is permitted by the definition of “Permitted Refinancing Debt”);

(xii)    other Priority Debt of the Issuer or any Restricted Subsidiary (including, for the avoidance of doubt, any Guarantees thereof) and Permitted Refinancing Debt in respect thereof, in an aggregate principal amount not to exceed the greater of (x) $1,500,000,000 and (y) 17.5% of Pro Forma LTM EBITDA (measured when incurred, created or assumed) at any time outstanding, (plus any increase in the amount thereof in connection with any refinancing, renewal or extension thereof to the extent such increase is permitted by the definition of “Permitted Refinancing Debt”);

(xiii)    Guarantees (A) by the Issuer of Priority Debt of any Restricted Subsidiary, (B) by any Restricted Subsidiary that is not a Guarantor or any Restricted Subsidiary of a Guarantor of Priority Debt of any other Restricted Subsidiary that is not a Guarantor or any Restricted Subsidiary of a Guarantor and (C) by any Guarantor or any Restricted Subsidiary of such Guarantor of Priority Debt of any other Restricted Subsidiary of such Guarantor;

(xiv)    Priority Debt arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with any acquisition or similar investment or the disposition of any business, assets or a Subsidiary not prohibited by the Indenture;

(xv)    Priority Debt in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Priority Debt for borrowed money, including any Outside LC Facility;

(xvi)    obligations in respect of Cash Management Agreements in the ordinary course of business;

(xvii)    Priority Debt incurred in the ordinary course of business in respect of obligations of the Issuer or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements;

(xviii)    Priority Debt representing deferred compensation to employees, consultants or independent contractors of the Issuer or any Restricted Subsidiary incurred in the ordinary course of business;

(xix)    Priority Debt consisting of obligations of the Issuer or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with any acquisition or any other investment permitted under the Indenture;

(xx)    Priority Debt consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxi)    Priority Debt under Qualified Receivables Facilities (or Permitted Refinancing Debt in respect thereof);. and

(xxii)    Permitted Refinancing Debt in respect of Priority Debt Incurred in compliance with paragraph (a) above

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated by the Issuer based on the relevant currency exchange rate in effect on the date such Debt was deemed to be Incurred; provided, that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced, plus the aggregate amount of premiums (including tender premiums), defeasance costs, underwriting discounts, accrued and unpaid interest, dividends and fees, costs and expenses (including upfront fees, original issue discount or similar fees) incurred in connection with such refinancing.

(c)    Notwithstanding any other provision of this Section 909, (A) the maximum amount of Priority Debt that may be Incurred pursuant to this Section 909 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies and (B) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Priority Debt in the form of additional Priority Debt with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Priority Debt for purposes of this covenant.

The principal amount of any Priority Debt Incurred to refinance other Debt, if incurred in a different currency from the Debt being refinanced, shall be calculated by the Issuer based on the currency exchange rate applicable to the currencies in which such Debt is denominated that is in effect on the date of such refinancing.

(d)    For purposes of determining any particular amount of Priority Debt under this Section 909, Guarantees, Liens or obligations with respect to letters of credit supporting Priority Debt otherwise included in the determination of such particular amount shall not be included. In the event that an item of Priority Debt meets the criteria of more than one of the types of Priority Debt described in the above clauses, the Issuer, in its sole discretion, may divide and classify (and may later reclassify) such item of Priority Debt and only be required to include the amount and type of such Priority Debt in one of such clauses; provided that all Priority Debt outstanding on the Issue Date under the Existing Issue Credit Facility shall be deemed to have been incurred on the Issue Date under clause (i) of paragraph (b) of this covenant and such Priority Debt shall at all times be deemed incurred under such clause and may not later be reclassified. When classifying multiple Incurrences of Priority Debt on the same day, the Issuer may, in its sole discretion, specify the order of Incurrence of such Priority Debt and need only give pro forma effect to the specified Incurrence (and any prior Incurrence) for purposes of classifying such specified Incurrence.

(e)    Notwithstanding anything to the contrary herein, in the event that an item of Priority Debt (or any portion thereof) is Incurred in reliance on the Priority Leverage Ratio, such ratio shall be calculated without giving effect to amounts being utilized under any basket contained in paragraph (b) of this covenant on the same date (whether such basket is utilized in a single transaction, a series of related transactions or otherwise).

In the event the Issuer or any Restricted Subsidiary obtains any revolving commitment, the borrowing under which would result in an Incurrence of Priority Debt, at the option of the Issuer, the Issuer shall be deemed for purposes of this covenant to have Incurred Priority Debt in the amount of such revolving commitment at the time such commitment is obtained (or at such later time as the Issuer shall elect) and, until such time as such election shall be revoked by the Issuer or such commitment shall expire, the Issuer shall, without duplication, be deemed to have outstanding Priority Debt in an amount equal to the amount of such commitment for all purposes of this covenant (including any calculation of the Priority Leverage Ratio) and during such period any subsequent borrowings under such revolving commitment shall not be deemed to be an Incurrence of Priority Debt.

SECTION 910.    Limitation on Liens.

(a)    The Issuer may not, and may not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien on or with respect to any Property now owned or acquired after the Issue Date to secure any Debt other than:

(i)    Liens existing on the Issue Date and securing Debt outstanding on the Issue Date (other than Liens securing the First Lien Obligations) and any modification, replacements, renewals or extensions thereof; provided that such Liens shall secure only those obligations that they secure on the Issue Date (and any Permitted Refinancing Debt in respect of such obligations) and, except as contemplated by the definition of “Permitted Refinancing Debt,” shall not subsequently apply to any other property or assets of the Issuer or any Restricted Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof;

(ii)    Liens to secure Priority Debt permitted to be Incurred pursuant to paragraph (a) (including any Permitted Refinancing Indebtedness in respect thereof) or (b)(i) of Section 909 and any obligations under Hedging Agreements or Cash Management Agreements that are secured under the documentation relating to such Priority Debt; provided that, if any such Priority Debt constitutes First Lien Obligations or is Debt of the Issuer or a Guarantor, such Priority Debt shall not be secured by any Property of the Issuer or any Restricted Subsidiary other than (x) the Collateral, (y) prior to the Regulated Subsidiary becoming a Guarantor, Property of the Regulated Subsidiary and (z) in the case of letters of credit and obligations under Hedging Agreements and Cash Management Agreements, cash collateral;

(iii)    Liens securing the Notes issued on the Issue Date and/or any Note Guarantees (and Permitted Refinancing Debt in respect thereof);

(iv)    any Lien on any Property of the Issuer or any Restricted Subsidiary securing Priority Debt or Permitted Refinancing Indebtedness permitted by Section 909(b)(ix); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, and (ii) such Lien does not apply to any other Property of the Issuer or any of the Restricted Subsidiaries not securing such Priority Debt at the date of the acquisition of such Property and accessions and additions thereto and proceeds and products thereof (other than accessions thereto and proceeds thereof so acquired or any after-acquired Property of such Person becoming a Restricted Subsidiary (but not of the Issuer or any other Guarantor) required to be subjected to such Lien pursuant to the terms of such Priority Debt (and Permitted Refinancing Indebtedness in respect thereof));

(v)    deposits and other Liens to secure the performance of surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), in each case to the extent such deposits and other Liens are incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(vi)    Liens securing Priority Debt permitted by Section 909(b)(x) and (xi); provided, that such Liens do not apply to any Property of the Issuer or any Restricted Subsidiary other than the Property acquired, leased, constructed, replaced, repaired or improved (or, in the case of Capitalized Lease Obligations arising in connection with a Sale and Leaseback Transaction, to the Property subject to such Sale and Leaseback Transaction) with such Priority Debt (or the Priority Debt Refinanced thereby), and accessions and additions thereto, proceeds and products thereof, customary security deposits and related Property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its affiliates);

(vii)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Debt, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(viii)    Liens (v) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (w) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (x) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (y) in respect of Third Party Funds or (z) in favor of credit card companies pursuant to agreements therewith;

(ix)    Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar obligations permitted under Section 909(b)(v) or (xv) and incurred in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Debt for borrowed money;

(x)    Liens with respect to property or assets of any Restricted Subsidiary that is not a Guarantor;

(xi)    Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements (as determined in good faith by the Issuer) pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(xii)    Liens (i) on Equity Interests in Joint Ventures that are not Restricted Subsidiaries (A) securing obligations of such Joint Venture or (B) pursuant to the relevant joint venture agreement or arrangement and (ii) on Equity Interests in Unrestricted Subsidiaries;

(xiii)    Liens on securities that are the subject of repurchase agreements;

(xiv)    Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;

(xv)    Liens securing Debt of the Issuer or a Restricted Subsidiary in favor of the Issuer or any Restricted Subsidiary;

(xvi)    Liens on cash and cash equivalents securing Hedging Agreements in the ordinary course of business submitted for clearing in accordance with applicable requirements of law;

(xvii)    Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bank guarantee issued or created for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Issuer or such Restricted Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted by Section 909;

(xviii)    Liens on Collateral that are Junior Liens;

(xix)    other Liens with respect to Property of the Issuer securing obligations in an aggregate outstanding principal amount that, together with the aggregate principal amount of other obligations that are secured pursuant to this clause (xix), immediately after giving effect to the incurrence of such Liens, would not exceed $1,000,000,000;

(xx)    Liens on Receivables, collections thereof and accounts established solely for the collection of such Receivables to secure Debt under Qualified Receivables Facilities permitted to be Incurred pursuant to Section 909(b)(xxi) (or Permitted Refinancing Debt in respect thereof); and

(xxi)    statutory liens of any farm credit lender pursuant to the Farm Credit Act of 1971.

(b)    If the Issuer or any Guarantor creates or perfects any Lien upon any Property (other than (i) prior to the Regulated Subsidiary becoming a Guarantor, Property of the Regulated Subsidiary and (ii) in the case of letters of credit and obligations under Hedging Agreements and Cash Management

Agreements, cash collateral) to secure any First Lien Obligation, it must concurrently with the creation of such Lien (or, if later, concurrently with such entity becoming a Guarantor) grant or perfect a First Priority Lien upon such property or assets as security for the Notes or the applicable Note Guarantee, if such Property or asset is not Collateral at such time, such that the property or assets subject to such Lien becomes Collateral subject to the First Priority Lien (subject to liens permitted by the Indenture).

(c)    [Reserved].

(d)    For purposes of determining compliance with this Section 910, in the event that a Lien meets the criteria of more than one of the types of Liens described in the above clauses, the Issuer, in its sole discretion, may divide and classify (and may later reclassify) such Lien and only be required to include the amount and type of such Lien in one of such clauses. When classifying multiple Incurrences of Liens on the same day, the Issuer may, in its sole discretion, specify the order of Incurrence of such Liens and need only give pro forma effect to the specified Incurrence (and any prior Incurrence) for purposes of classifying such specified Incurrence.

SECTION 911.    Limitation on Business of the Issuer and its Restricted Subsidiaries.

The Issuer may not, and may not permit any Restricted Subsidiary to, directly or indirectly, permit (i) a material portion of the assets, taken as a whole that are owned by the Guarantors and their respective Subsidiaries on the Issue Date to be transferred to the Issuer or any Subsidiaries of the Issuer that are neither Guarantors nor Subsidiaries of Guarantors (it being understood that, without prejudice to the determination of whether any other amount is “a material portion of the assets, taken as a whole that are owned by the Guarantors and their respective Subsidiaries on the Issue Date” transfers of (A) cash, (B) Capital Stock of Guarantors and (C) other assets, in the case of this subclause (C) that, in the aggregate measured as of the time of transfer, (x) have a value equal to or less than 3.5% of Consolidated Total Assets as of the most recently ended four fiscal quarter period prior to the date of such transfer, (y) account for operating revenue which is equal to or less than 3.5% of the consolidated operating revenues of the Issuer and its Subsidiaries for the most recently ended four fiscal quarter period prior to the date of such transfer, and (z) account for Pro Forma LTM EBITDA for the most recently ended four fiscal quarter period prior to the date of transfer that is less than or equal to 3.5% of the EBITDA of the Issuer and its Subsidiaries for the most recently ended four fiscal quarter period as of the date of such transfer, shall, in each case, not be deemed to be “a material portion of the assets, taken as a whole that are owned by the Guarantors and their respective Subsidiaries on the Issue Date”), (ii) the Issuer to engage in any material activities or own any material assets other than (A) the direct ownership of its Subsidiaries on the Issue Date and other Subsidiaries that are Guarantors (and the indirect ownership of other Subsidiaries and investments permitted hereunder through such Subsidiaries), and any substantially similar in amount and kind to those assets owned by it on the Issue Date (as determined in good faith by the Issuer), and in each case any permitted Asset Disposition thereof and the granting of any permitted Liens thereon, (B) the issuance or Guarantee of any Debt that the Issuer is permitted to incur hereunder, (C) the issuance and/or redemption of its Equity Interests and the making of payments (including dividends) with respect thereto, or (D) activities of the type substantially similar to those conducted by it on the Issue Date and other activities reasonably incidental to maintaining its existence, complying with its obligations with respect to requirements of law and rules of any stock exchange and the ownership of its Subsidiaries (including participating in shared overhead, management and administrative activities, and participating in tax, accounting and other administrative matters together with its Subsidiaries), or (iii) the aggregate principal amount of any Debt for borrowed money represented by notes or loans or other similar instruments (other than (I) Debt of Guarantors that is expressly subordinated in any bankruptcy, liquidation or winding up proceeding of the obligor to the prior payment in full in cash of all obligations with respect to the Notes and (II) any such Debt incurred or outstanding pursuant to ordinary course cash management, cash pooling arrangements or other arrangements consistent with past practice)

of (x) all Subsidiaries that are Guarantors or Subsidiaries of Guarantors to (y) the Issuer or any Restricted Subsidiary of the Issuer that is not a Guarantor or a Subsidiary of a Guarantor to exceed $250,000,000 at any time outstanding; provided that nothing in in this paragraph shall restrict any transfer of assets or the making or repayment of any intercompany loans or investments solely among the Guarantors or any of their respective Restricted Subsidiaries and their respective Restricted Subsidiaries.

SECTION 912.    Limitation on Asset Dispositions.

(a)    The Issuer may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition unless the Issuer or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the Fair Market Value for the Property sold or disposed of as determined by the Issuer in good faith.

(b)    The Net Available Proceeds (or any portion thereof) from Asset Dispositions may be applied by the Issuer or a Restricted Subsidiary, to the extent the Issuer or such Restricted Subsidiary elects (or is required by the terms of any Debt) to any one or combination of the following: (i) to the permanent repayment or reduction of Debt then outstanding under any First Lien Obligations other than the Notes; provided that if the Issuer or any Restricted Subsidiary shall so reduce any other First Lien Obligations, the Issuer or such Restricted Subsidiary will either (A) purchase (or offer to purchase to the extent contemplated below) or redeem Notes on a pro rata basis by, at its option, (x) redeeming Notes as described in Article 10 or (y) purchasing Notes through open-market purchases or in privately negotiated transactions at prices at or above par, or (B) make an Offer to Purchase (in accordance with the procedures set forth below) to all Holders to purchase their Notes, in either case, on a ratable basis based on the aggregate principal amount of such other First Lien Obligations and the aggregate principal amount of the Notes; (ii) to make (a) an investment in any one or more businesses; provided that such investment in any Person is in the form of the acquisition of Equity Interests and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Equity Interests of such Person such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other properties or assets that, in each of (a), (b) and (c), are used or useful in a Similar Business or replace the businesses, properties and/ or assets that are the subject of such Asset Disposition; or (iii) in the case of an Asset Disposition by a Restricted Subsidiary that is not a Guarantor, to repay or repurchase Priority Debt (other than Priority Debt owing to the Issuer or a Restricted Subsidiary) of any Restricted Subsidiary that is not a Guarantor.

(c)    Any Net Available Proceeds from an Asset Disposition not applied in accordance with paragraph (b) of this Section 912 within 540 days from the date of the receipt of such Net Available Proceeds, or with respect to Net Available Proceeds committed to be applied in accordance with paragraph (b) of this Section 912 during such 540-day period, not actually so applied within 365 days after such initial 540-day period, will constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $250,000,000, the Issuer will be required to make an Offer to Purchase with such Excess Proceeds on a pro rata basis according to principal amount (or, in the case of Debt issued at a discount, the then-Accreted Value) for (x) outstanding Notes at a price in cash equal to 100% of the principal amount of the Notes on the purchase date plus accrued and unpaid interest (if any) thereon (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) and (y) any other First Lien Obligations of the Issuer, at a price no greater than 100% of the principal amount thereof plus accrued and unpaid interest (if any) to the purchase date (or 100% of the then-Accreted Value plus accrued and unpaid interest (if any) to the purchase date in the case of original issue discount Debt), to the extent, in the case of this clause (y), required under the terms thereof (other than Debt owed to the Issuer or any Restricted Subsidiary of the Issuer). To the extent there are any remaining Excess Proceeds following the completion of the Offer to Purchase, the Issuer may use such remaining Excess Proceeds for any use as determined by the Issuer which is not otherwise prohibited by this Indenture, and the amount of Excess Proceeds shall be reset to zero.

(d)    Notwithstanding any other provisions of this Section 912, (i) to the extent that any or all of the Net Available Proceeds of any Asset Disposition received or deemed to be received by a Foreign Subsidiary (a “Foreign Disposition”) is (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other onerous organizational or administrative impediments from being repatriated to the United States, the portion of such Net Available Proceeds so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law, documents or agreements will not permit repatriation to the United States (the Issuer hereby agreeing to use commercially reasonable efforts (as determined in the Issuer’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Available Proceeds is permitted under the applicable local law, applicable organizational impediment or other impediment, such repatriation will be promptly effected and the amount of such repatriated Net Available Proceeds will be promptly (and in any event not later than five Business Days after such repatriation could be made) applied (net of additional taxes payable or reserved against as a result thereof) (whether or not repatriation actually occurs) in compliance with this covenant and (ii) to the extent that the Issuer has determined in good faith that repatriation of any of or all the Net Available Proceeds of any Foreign Disposition would have a material adverse tax consequence (which for the avoidance of doubt, includes, but is not limited to, any prepayment out of such Net Available Proceeds whereby doing so the Issuer, any of its Subsidiaries or any of their respective Affiliates and/or equity owners would incur a material tax liability, including a material tax dividend, deemed dividend pursuant to Code Section 956 or a withholding tax) taking into account any foreign tax credit or benefit actually realized in connection with such repatriation, the Net Available Proceeds so affected may be retained by the applicable Foreign Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.

SECTION 913.    [Reserved].

SECTION 914.    Limitation on Designations of Unrestricted Subsidiaries.

The Issuer shall not designate any Subsidiary of the Issuer (other than a newly created Subsidiary in which no investment has previously been made) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) unless:

(a)    so long as any loans or commitments are outstanding under the Existing Issuer Credit Facility or any Additional First Lien Debt, at the time of such Designation, such Subsidiary of the Issuer shall also be designated as an Unrestricted Subsidiary under the Existing Issuer Credit Facility and the documentation governing such other Additional First Lien Debt;

(b)    no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(c)    immediately prior to and after giving effect to such Designation, the Issuer would be able to Incur $1.00 of Priority Debt under Section 909(a).

At the time of any Designation of any Subsidiary as an Unrestricted Subsidiary, (i) such Subsidiary shall not own any Equity Interests of the Issuer or any Restricted Subsidiary and (ii) the Issuer or any Restricted Subsidiary shall not have guaranteed or otherwise have any direct payment obligations in respect of any Debt of such Subsidiary, except to the extent such guarantee or obligations would be released, terminated or no longer exist upon such Designation.

Unless Designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Issuer will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated as a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in the immediately following paragraph will not be satisfied immediately following such classification. Except as provided in the first sentence of this Section 914, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

A Designation may be revoked (a “Revocation”) by a resolution of the Board of Directors of the Issuer (or a duly authorized committee thereof) delivered to the Trustee, provided that the Issuer will not make any Revocation unless:

(a)	no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(b)

all Liens and Debt of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes of this Indenture.

All Designations and Revocations must be evidenced by an Officers’ Certificate (i) certifying compliance with the foregoing provisions and (ii) giving the effective date of such Designation or Revocation. Upon Designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 914, such Restricted Subsidiary shall, by delivery of a supplemental indenture providing for such release in form satisfactory to the Trustee, be released from any Note Guarantee previously made by such Subsidiary.

SECTION 915.    [Reserved].

SECTION 916.    Limitation on Guarantees of Debt by Restricted Subsidiaries.

(a)    The Issuer shall not permit any Restricted Subsidiary, other than a Guarantor, to guarantee the payment of any Debt under the Existing Issuer Credit Facility or any Additional First Lien Debt, unless:

(i)    such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture providing for a Note Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Debt of the Issuer or any Guarantor, if such Debt is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Note Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Debt shall be subordinated in right of payment to such Note Guarantee substantially to the same extent as such Debt is subordinated to the Notes; and

(ii)    if required pursuant to the terms of this Indenture to pledge any Property to secure its Note Guarantee, such Restricted Subsidiary delivers to the Notes Collateral Agent all instruments and documents as may be necessary or proper to create and perfect a security interest in such Property for the benefit of the Holders of the Notes and the Notes Collateral Agent or its bailee.

(b)    Notwithstanding the foregoing paragraph (a) of this Section 916, the Issuer shall not be deemed to have failed to comply with such paragraph (a) if (x) on the Issue Date, each Restricted Subsidiary that guarantees the Existing Issuer Credit Facility and may provide a Note Guarantee without regulatory approval, provides a Note Guarantee and (y) following the Issue Date, until such date as the Notes are guaranteed by each Restricted Subsidiary that guarantees any First Lien Obligation, the Issuer, and any applicable Restricted Subsidiary (i) endeavor in good faith using commercially reasonable efforts to obtain all material (as determined in good faith by the General Counsel of Issuer) authorizations and consents of federal and state Governmental Authorities required in order for any Restricted Subsidiary that guarantees any First Lien Obligations to also provide a Note Guarantee.

SECTION 917.    [Reserved].

SECTION 918.    Release of Collateral and Guarantees and Modifications of Covenants Upon a Collateral Release Ratings Event.

If on any date following the Issue Date (i) the Issuer has obtained a corporate family rating (which may include a prospective corporate family rating reflecting the pro forma effect of a proposed transaction or series of related and substantially concurrent transactions) by any two or more of the Rating Agencies that reflect an Investment Grade rating, (ii) all Liens on the Collateral securing all First Lien Obligations (other than the Note Obligations) have been released (or shall be released substantially concurrently with the release of Collateral securing the Notes described in this paragraph) and (iii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i), (ii) and (iii) being collectively referred to as a “Collateral Release Ratings Event”), all Liens on the Collateral securing the Note Obligations shall be released in accordance with the terms set forth in this Indenture and the Notes Collateral Documents, with notice to the Trustee and the Notes Collateral Agent. Concurrently with the release of Collateral upon a Collateral Release Ratings Event, the Guarantees of each Guarantor with respect to the Notes shall be automatically and unconditionally released. For the avoidance of doubt, the occurrence of a Collateral Release Rating Event shall not relieve any Person from any obligation under this Indenture to pledge Property to secure the Notes arising after such Collateral Release Ratings Event, including, without limitation, pursuant to Sections 909 or 910. In addition, following a Collateral Release Ratings Event, the Issuer and the Restricted Subsidiaries will not be subject to Sections 911 and 912.

SECTION 919.    Authorizations and Consents of Governmental Authorities.

The Issuer will endeavor, in good faith using commercially reasonable efforts to obtain, and to cause any Regulated Subsidiary to obtain all material (as determined in good faith by the General Counsel of the Issuer) authorizations and consents of federal and state Governmental Authorities required in order for, at the earliest practicable date, (i) it to Guarantee the Notes and pledge Collateral to secure such Note Guarantee and (ii) it to enter into a Note Guarantee and pledge of Collateral promptly thereafter. For purposes of this covenant, the requirement that the Issuer use “commercially reasonable efforts” shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which they conduct their business in any respect that the management of the Issuer shall determine in good faith to be adverse or materially burdensome.

Notwithstanding anything to the contrary contained herein (but subject to the following paragraph), if a Person is required to become a Guarantor pursuant to this Indenture, none of the Issuer or any Subsidiary shall be required to submit any application or filing or otherwise take any action to obtain any authorization or consent of any federal or state Governmental Authority required in order to cause such Person to become a Guarantor (and the requirement to provide such a Guarantee shall be tolled), in each case, to the extent an authorization or consent of such federal or state Governmental Authority is determined by the Issuer to be sought in respect of any Material Transaction or any financing relating thereto and has not yet been obtained; provided that (i) such Person is not submitting any application or filing or otherwise taking any action to obtain any authorization or consent of any federal or state Governmental Authority required in order to cause such Person to Guarantee the Existing Issuer Credit Facility or any Additional First Lien Debt and (ii) at the time such federal or state Governmental Authority has approved such Material Transaction, the application, filing or other action to obtain any such authorization or consent of any federal or state Governmental Authority required in order to cause any Person to become a Guarantor shall promptly be made.

Subject in the case of a Regulated Subsidiary to the receipt of such authorizations and consents of federal and state Governmental Authorities as are required in order for the Regulated Subsidiary to guarantee the Notes and pledge Collateral to secure such Guarantee, notwithstanding anything to the contrary herein, no Restricted Subsidiary shall guarantee the Existing Issuer Credit Facility or any Additional First Lien Debt unless such Restricted Subsidiary (i) is or becomes a Guarantor on the date on which such other Guarantee is Incurred, which Guarantee will be pari passu in right of payment with such Restricted Subsidiary’s Guarantee of the Existing Issuer Credit Facility and any Additional First Lien Debt (other than the Notes) and shall remain in effect for so long as such Restricted Subsidiary guarantees the Existing Issuer Credit Facility or any such Additional First Lien Debt (other than the Notes) and (ii) in the case of a Secured Guarantor, executes and delivers to the Trustee, substantially concurrently therewith, a supplement or joinder to, and as applicable, an amendment, restatement, supplement or other modification of, the Notes Collateral Documents and takes all actions required thereunder to perfect and maintain the Liens created thereunder.

ARTICLE TEN

REDEMPTION OF NOTES

SECTION 1001.    Right of Redemption.

The Notes will be subject to redemption at the option of the Issuer, in whole or in part, at any time or from time to time, upon not less than 10 nor more than 60 days’ prior notice, on the terms and at the redemption prices (expressed as percentages of principal amount) set forth in paragraph 5 on the reverse of the form of Note, plus accrued and unpaid interest thereon (if any) to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

SECTION 1002.    Applicability of Article.

This Article Ten shall govern any redemption of the Notes pursuant to Section 1001.

SECTION 1003.    Election to Redeem; Notice to Trustee.

The election of the Issuer to redeem any Notes pursuant to Section 1001 shall be evidenced by a Board Resolution of the Issuer. The Issuer shall, at least 5 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1004. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel

from the Issuer to the effect that such redemption will comply with the conditions herein. The Trustee is permitted to accept the Issuer’s instructions regarding redemptions, notwithstanding anything to the contrary in this Indenture, and the Trustee shall have no liability for any action taken at the Issuer’s direction.

SECTION 1004.    Selection by Trustee of Notes to Be Redeemed.

If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, on a pro rata basis, by lot or by such other method as the Trustee shall deem appropriate and which may provide for the selection for redemption of portions of the principal of Notes and, in the case of Notes represented by a Global Note held by the Depository, in accordance with Depository procedures; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

The Trustee shall promptly notify the Issuer in writing of all available information (including information obtainable from the Depository) concerning the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 1005.    Notice of Redemption.

Notice of redemption shall be given in the manner provided for in Section 106 not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed; provided that in the case of Notes held through the Depository by Depository participants, such notice will be submitted via the Depository’s electronic messaging system.

Each notice of redemption shall identify the Notes (including “CUSIP” number(s) and the statement from Section 310) to be redeemed and shall state:

(1)    the Redemption Date,

(2)    the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1007, if any,

(3)    if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4)    in case any Note is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5)    any condition to the obligation of the Issuer to redeem such Notes,

(6)    subject to clause (5) above, that on the Redemption Date the Redemption Price (and unpaid and accrued interest, if any, to the Redemption Date payable as provided in Section 1007) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that, unless the Issuer defaults in making such redemption payment or the Trustee or the Paying Agent is prohibited from making such payment, interest thereon will cease to accrue on and after said date, and

(7)    the place or places where such Notes are to be presented and surrendered for payment of the Redemption Price and accrued interest, if any.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer; provided, however, in the latter case the Issuer shall give the Trustee at least 10 days prior notice (or such shorter notice as the Trustee may permit) of the date of the giving of the notice.

If the Issuer has given notice of redemption as provided in this Indenture and made available funds for the redemption of the Notes (or any portion thereof) called for redemption on or prior to the redemption date referred to in such notice, those Notes will cease to bear interest on that Redemption Date and the only right of the Holders of those Notes will be to receive payment of the Redemption Price.

SECTION 1006.    Deposit of Redemption Price.

On or prior to any Redemption Date (and if on any Redemption Date, before 11:00 A.M. New York City time, on such date), the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 903) an amount of money sufficient to pay the Redemption Price of, and unpaid and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) on, all the Notes which are to be redeemed on that date.

SECTION 1007.    Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with unpaid and accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest or the Trustee or the Paying Agent shall be prohibited from making such payment) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with unpaid and accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant record dates according to their terms.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

SECTION 1008.    Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 902 (with, if the Issuer and the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 1009.    Effect of Notice of Redemption; Conditional Redemptions.

Once notice of redemption is sent in accordance with Section 1005 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price. Notice of any redemption of the Notes may, at the Issuer’s discretion, be given in connection with any Equity Offering, other transaction (or series of related transactions) or an event that constitutes a Change of Control and prior to the completion or the occurrence thereof, and any such redemption thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering, transaction or other event, as the case may be. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and any such notice with respect to such redemption may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed or such notice or offer may be rescinded at any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied or waived.

ARTICLE ELEVEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1101.    Issuer’s Option to Effect Defeasance or Covenant Defeasance.

The Issuer may, at its option by Board Resolution of the Issuer, at any time, with respect to the Notes, elect to have either Section 1102 or Section 1103 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Eleven.

SECTION 1102.    Defeasance and Discharge.

Upon the Issuer’s exercise under Section 1101 of the option applicable to this Section 1102, the Issuer and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1104 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1105 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the Issuer’s obligations with respect to such Notes under Section 2.3 of Appendix A and Sections 303, 306, 307, 902 and 903 and the Issuer’s rights under Section 1001, (B) rights of Holders to receive payment of principal of, premium, if any, and interest on such Notes (but not the Purchase Price referred to under Section 907) and any rights of the Holders with respect to such amounts, (C) the rights, obligations and immunities of the Trustee under this Indenture and (D) this Article Eleven. Subject to compliance with this Article Eleven, the Issuer may exercise its option under this Section 1102 notwithstanding the prior exercise of its option under Section 1103 with respect to the Notes. If the Issuer exercises its option under this Section 1102, each Guarantor, if any, shall be released from all its obligations under its Note Guarantee. Upon the Issuer’s exercise under Section 1101 of the option applicable to this Section 1102, all Liens on the Collateral securing the Debt evidenced by the Notes shall be released and the Notes Collateral Documents shall cease to be of further effect.

SECTION 1103.    Covenant Defeasance.

Upon the Issuer’s exercise under Section 1101 of the option applicable to this Section 1103, the Issuer and each Guarantor shall be released from their obligations under any covenant contained in in Sections 703, 704, 705, 706, 905 and 919 and Sections 907 through 916 and from the operation of Sections 501(6), (7), (8), (9), (10) and (11) (but, in the case of Sections 501(9) and (10), with respect only to Significant Subsidiaries), with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent, declaration or other Act of Holders (and the consequences of any thereof) in connection with such provisions, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such provision or by reason of any reference in any such provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3), (4), (5), (6), (7), (8), (9), (10) or (11) (but, in the case of Section 501(9) or (10), with respect only to Significant Subsidiaries) but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Issuer exercises its option under this Section 1103, each Guarantor shall be released from all its obligations under its Note Guarantee. Upon the Issuer’s exercise under Section 1101 of the option applicable to this Section 1103, all Liens on the Collateral securing the Debt evidenced by the Notes shall be released and the Notes Collateral Documents shall cease to be of further effect.

SECTION 1104.    Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1102 or Section 1103 to the Outstanding Notes:

(1)    The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Eleven applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, at any time prior to the Maturity of the Notes: (A) money in an amount, or (B) Government Securities which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Notes, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a certified public accountant (selected by the Issuer in its sole discretion) expressed in a written certification delivered to the Trustee, to pay and discharge the principal of (and premium, if any, on) and interest on, the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee (or such other trustee) shall have been irrevocably instructed in writing to apply such money or the proceeds of such Government Securities to said payments with respect to the Notes. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 1003, a notice of their election to redeem all of the Outstanding Notes at a future date in accordance with Article Ten, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(2)    No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section 501(9) and Section 501(10) are concerned with respect to the Issuer, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3)    Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any Guarantor is a party or by which it is bound.

(4)    In the case of an election under Section 1102, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(5)    In the case of an election under Section 1103, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(6)    The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1102 or the covenant defeasance under Section 1103 (as the case may be) have been complied with.

SECTION 1105.    Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 903, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1105, the “Trustee”) pursuant to Section 1104 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law or to the extent the Issuer acts as the Issuer’s Paying Agent.

The Issuer shall pay and indemnify the Trustee and (if applicable) its officers, directors, employees and agents against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1104 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Eleven to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s Request any money or Government Securities held by it as provided in Section 1104 which, in the opinion of a certified public accountant (selected by the Issuer in its sole discretion) expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article Eleven.

SECTION 1106.    Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 401 or 1105 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under the Note Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 401, 1102 or 1103, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance therewith; provided, however, that if the Issuer or any Guarantor makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer or such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE TWELVE

NOTE GUARANTEES

SECTION 1201.    Guarantees. Each Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of (and premium, if any) and interest on the Notes when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Note Documents and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under the Note Documents (all the foregoing being hereinafter collectively called the “Obligations”). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under this Article Twelve notwithstanding any extension or renewal of any Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations of any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

Except as expressly set forth in Sections 705, 706, 914, 1102, 1103, 1203 and 1208, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any terms thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of (or premium, if any) or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of (or premium, if any) or interest on any Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Issuer to the Holders and the Trustee.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of such Guarantor’s Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article Five, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 1201.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 1201.

Notwithstanding anything to the contrary contained herein (but subject to the following paragraph), if a Person is required to become a Guarantor pursuant to this Indenture, none of the Issuer or any Subsidiary shall be required to submit any application or filing or otherwise take any action to obtain any authorization or consent of any federal or state Governmental Authority required in order to cause such Person to become a Guarantor (and the requirement to provide such a Guarantee shall be tolled), in each case, to the extent an authorization or consent of such federal or state Governmental Authority is determined by the Issuer to be sought in respect of any Material Transaction or any financing relating thereto and has not yet been obtained; provided that (i) such Person is not submitting any application or filing or otherwise taking any action to obtain any authorization or consent of any federal or state Governmental Authority required in order to cause such Person to Guarantee any First Lien Obligation (other than the Notes) and (ii) at the time such federal or state Governmental Authority has approved such Material Transaction, the application, filing or other action to obtain any such authorization or consent of any federal or state Governmental Authority required in order to cause any Person to become a Guarantor shall promptly be made.

Subject in the case of a Regulated Subsidiary to the receipt of such authorizations and consents of federal and state Governmental Authorities as are required in order for such Regulated Subsidiary to guarantee the Notes and pledge Collateral to secure such Guarantee, notwithstanding anything to the contrary herein, no Restricted Subsidiary shall Guarantee the Existing Issuer Credit Facility or any Additional First Lien Debt, unless such Restricted Subsidiary (i) is or becomes a Guarantor on the date on which such other Guarantee is Incurred, which Guarantee will be pari passu in right of payment with such Restricted Subsidiary’s Guarantee of the Existing Issuer Credit Facility and any Additional First Lien Debt (other than the Notes) and shall remain in effect for so long as such Restricted Subsidiary guarantees the Existing Issuer Credit Facility or any such Additional First Lien Debt (other than the Notes) and (ii) in the case of a Secured Guarantor, executes and delivers to the Trustee, substantially concurrently therewith, a supplement or joinder to, and as applicable, an amendment, restatement, supplement or other modification of, the Notes Collateral Documents and takes all actions required thereunder to perfect and maintain the Liens created thereunder.

SECTION 1202.    Contribution. Each of the Issuer and any Guarantor (a “Contributing Party”) agrees that, in the event a payment shall be made by any other Guarantor under any Note Guarantee (the “Claiming Guarantor”), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Issuer and all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 801, the date of the supplemental indenture executed and delivered by such Guarantor).

SECTION 1203.    Release of Guarantees. The Note Guarantee of a Guarantor shall be automatically and unconditionally released, subject to the terms of this Indenture and the Notes Collateral Documents and upon notice to the Trustee, (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, such that after such transaction, such Guarantor would no longer constitute a Restricted Subsidiary, and, in each case, such sale, exchange, disposition or other transfer or transaction is made in compliance with all applicable provisions of this Indenture, if any, and such Person does not guarantee the Existing Issuer Credit Facility or any Additional First Lien Debt (other than the Notes), (b) in connection with any sale of all of the Equity Interests of a Guarantor that is a Restricted Subsidiary to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary in compliance with all applicable provisions of this Indenture, if any, and such Person does not guarantee the Existing Issuer Credit Facility or any Additional First Lien Debt (other than the Notes), (c) if the Issuer properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary pursuant to Section 914, (d) if such Guarantor is (or immediately after being released from its Note Guarantee of the Notes will be) released from its Guarantee of the Existing Issuer Credit Facility and any Additional First Lien Debt except any such release by or as a result of payment or discharge of such Guarantee, (e) if the Issuer exercises the legal defeasance option or covenant defeasance option or effects a satisfaction and discharge of this Indenture, in each case, in accordance with Article Eleven and (f) upon the occurrence of a Collateral Release Ratings Event.

SECTION 1204.    Successors and Assigns. This Article Twelve shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 1205.    No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Twelve shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Twelve at law, in equity, by statute or otherwise.

SECTION 1206.    Modification. No modification, amendment or waiver of any provision of this Article Twelve, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 1207.    Execution of Supplemental Indenture for Future Guarantors. Subject to Section 803 hereof, each Subsidiary which is required to become a Guarantor pursuant to any Section of this Indenture shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Guarantor under this Article Twelve and shall guarantee the Obligations.

SECTION 1208.    Limitation on Guarantor Liability. Each Guarantor and, by its acceptance of a Note, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or State law to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Twelve, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

ARTICLE THIRTEEN

COLLATERAL AND SECURITY

SECTION 1301.    Collateral.

(a)    The due and punctual payment of the Obligations, including payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, according to the terms hereunder or thereunder, and all other obligations of the Secured Guarantors to the Holders or the Trustee under the Note Documents are secured as provided in the Notes Collateral Documents which the Secured Guarantors have entered into simultaneously with the execution of this Indenture and will be secured as provided by the Notes Collateral Documents hereafter delivered as required by this Indenture. The Trustee and the Issuer hereby acknowledge and agree that the Notes Collateral Agent has a security interest in the Collateral for the benefit of the Holders, the Trustee and itself, in each case pursuant and subject to the terms of the Notes Collateral Documents. The Issuer and the Guarantors shall make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) as are required by the

Notes Collateral Documents to maintain (at the sole cost and expense of the Issuer and the Guarantors) the security interests created by the Notes Collateral Documents in the Collateral (subject to the terms of the Intercreditor Agreements and the Notes Collateral Documents) as a perfected security interest to the extent perfection is required by the Notes Collateral Documents and within the time frames set forth therein, subject only to Permitted Liens, subject to the priority required by the Intercreditor Agreement, and the other Notes Collateral Documents.

(b)    Each Holder, by its acceptance of a Note, (i) consents and agrees to the terms of each Notes Collateral Document (including, without limitation, the provisions providing for possession, use, release and foreclosure of Collateral), as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture and agrees that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other holder of First Lien Obligations in all or any part of the Collateral, (ii) authorizes the Notes Collateral Agent to act on its behalf as “collateral agent” under this Indenture and the Notes Collateral Documents, (iii) authorizes the Issuer to appoint the Notes Collateral Agent to act on behalf of the Secured Parties as the Notes Collateral Agent under this Indenture and the Notes Collateral Documents, (iv) authorizes and directs the Notes Collateral Agent (or any Bailee Collateral Agent) to enter into the Notes Collateral Documents to which it is or becomes a party and to perform its obligations and exercise its rights and powers thereunder in accordance therewith, (v) authorizes and empowers the Notes Collateral Agent (or any Bailee Collateral Agent) to bind the Holders and other holders of First Lien Obligations as set forth in the Notes Collateral Documents to which the Notes Collateral Agent (or any Bailee Collateral Agent) is a party and (vi) authorizes the Trustee to authorize the Notes Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Notes Collateral Agent by the terms of the Notes Collateral Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any grantor thereunder to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. Notwithstanding the foregoing, no such consent shall be deemed or construed to represent an amendment or waiver, in whole or in part, of any provision of this Indenture or the Notes. The foregoing will not limit the right the Issuer or any Restricted Subsidiary to amend, waive or otherwise modify the Notes Collateral Documents in accordance with their terms.

(c)    Neither the Issuer nor any Guarantor will take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Notes Collateral Agent and the holders of the Notes with respect to the Collateral; provided, however, that the foregoing shall not be deemed to prohibit any action or inaction that is otherwise permitted by this Indenture or required by law.

SECTION 1302.    New Secured Guarantors.

(a)    To the extent the Issuer or any Secured Guarantor creates or perfects any additional Lien upon any property or assets to secure any First Lien Obligation (including, without limitation, with respect to after-acquired assets that are intended to be Collateral), it shall concurrently grant or perfect a First Priority Lien upon such property or assets as security for the Notes and the Note Guarantee such that the property or assets subject to such Lien becomes Collateral, except to the extent such property or assets constitutes segregated cash or cash equivalents required to secure only letter of credit obligations under any credit facility, hedging arrangements or cash management arrangements that constitute permitted liens and as otherwise provided in the Intercreditor Agreement.

(b)    Substantially concurrently with any Subsidiary becoming a Secured Guarantor pursuant to Section 1201, the Issuer shall cause all of such Subsidiary’s assets (other than Excluded Property) to be subjected to a Lien securing the Obligations for the benefit of the Notes Collateral Agent and shall take, or cause such Subsidiary to take, such actions as shall be necessary or reasonably requested by the Notes Collateral Agent to grant and perfect or record such Lien, in each case to the extent contemplated by the Notes Collateral Documents, all at the Issuer’s expense; provided that the Collateral in any event shall exclude Excluded Property.

(c)    Subject to the limitations set forth in the Notes Collateral Documents, the Existing Issuer Credit Facility and the Existing Issuer Credit Facility Collateral Documents, the Issuer and the Guarantors shall, at their expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents, and take all such actions as the Notes Collateral Agent may from time to time reasonably request or as may be necessary or proper to assure, preserve, protect and perfect (and to maintain the perfection of) the security interest and the priority thereof in the Collateral for the benefit of the Holders and the Notes Collateral Agent (or any Bailee Collateral Agent) (including the payment of any fees and taxes required in connection with the execution and delivery of the Notes Collateral Documents, the granting of such security interests and the filing of any financing statements or other documents in connection therewith), to the extent required by this Indenture and the Notes Collateral Documents and to otherwise effectuate the provisions or purposes of this Indenture and the Notes Collateral Documents.

(d)    Notwithstanding anything to the contrary in this Indenture or the Notes Collateral Documents, and for the avoidance of doubt, neither the Issuer nor any Guarantor shall be obligated to grant a security interest in any asset that is not required to also be collateral securing the Existing Issuer Credit Facility or any other First Lien Obligations and, if so required, they shall not be required to perfect any such security interest unless and until they are required to do so in respect of the Existing Issuer Credit Facility or such other First Lien Obligations.

SECTION 1303.    Notes Collateral Agent.

(a)    The Issuer hereby appoints Wells Fargo Bank, National Association to act on behalf of the Secured Parties as the Notes Collateral Agent under this Indenture and each of the Notes Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture and the Notes Collateral Documents, and Wells Fargo Bank, National Association agrees to act as such. The provisions of this Section 1303 are solely for the benefit of the Notes Collateral Agent and neither the Trustee nor any of the Holders shall have any rights as a third party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provisions of this Indenture and the Notes Collateral Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the Notes Collateral Documents, the Notes Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Indenture or in the Notes Collateral Documents to which it is party. The Notes Collateral Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct. The Notes Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Notes Collateral Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Notes Collateral Agent may consult with legal counsel (who may be counsel for the Trustee), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Without limiting the generality of the foregoing and subject to the Notes Collateral Documents, the Notes Collateral Agent:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Notes Collateral Documents that the Notes Collateral Agent is required to exercise;

(iii)    shall not, except as expressly set forth in the Notes Collateral Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Issuer or any of its Affiliates that is communicated to or obtained by the Person serving as the Notes Collateral Agent or any of its Affiliates in any capacity;

(iv)    shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Trustee, (B) in the absence of its own gross negligence or willful misconduct or (C) in reliance on a certificate of an authorized officer of the Issuer stating that such action is permitted by the terms of the Intercreditor Agreement or any other Notes Collateral Document. The Notes Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice describing such Event of Default is given by the Trustee or the Issuer and received by the Notes Collateral Agent;

(v)    shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Notes Collateral Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein or the occurrence of any Event of Default, (D) the validity, enforceability, effectiveness or genuineness of any Notes Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Notes Collateral Documents, (E) the value or the sufficiency of any Collateral, or (F) the satisfaction of any condition set forth in any Notes Collateral Document, other than to confirm receipt of items expressly required to be delivered to the Notes Collateral Agent; and

(vi)    shall not be responsible or liable for perfecting any lien and/or any filing, recording or otherwise perfected, continuing or maintaining any lien or the perfection thereof. .

By accepting the Notes, each Holder will be deemed to have irrevocably agreed to the foregoing provisions of the prior paragraph and shall be bound by those agreements to the fullest extent permitted by law.

(b)    Subject to the provisions of the applicable Notes Collateral Document, each Holder, by its acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Notes Collateral Documents to which it is a party and all agreements, power of attorney, documents and instruments incidental thereto, and act in accordance with the terms thereof. The Notes Collateral Agent shall hold (directly or through any agent or bailee) and is directed by each Holder to so hold, and shall be entitled to enforce on behalf of the Holders on the Collateral for their benefit, subject to the provisions of the Intercreditor Agreement. Holders may not, individually or collectively, take any direct action to enforce any rights in their favor under the Notes Collateral Documents. The Holders may only act by written instruction to the Trustee, subject to the terms hereof, which shall instruct the Notes Collateral Agent.

(c)    If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article Five, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture and the Intercreditor Agreement.

(d)    The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Issuer or Guarantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuer’s or any Guarantor’s property constituting Collateral has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture or any Notes Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Notes Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(e)    Notwithstanding anything to the contrary in this Indenture or any Notes Collateral Document, neither the Notes Collateral Agent nor the Trustee shall be responsible for, and neither makes any representation regarding, the validity, effectiveness or priority of any of the Notes Collateral Documents or the security interests or Liens intended to be created thereby.

(f)    The benefits, protections and indemnities of the Trustee hereunder, as applicable of this Indenture shall apply mutatis mutandis to the Notes Collateral Agent in its capacity as such, including, without limitation, the rights to reimbursement and indemnification.

SECTION 1304.    Corporate Notes Collateral Agent Required; Eligibility; Conflicting Interests.

(a)    There shall be at all times a Notes Collateral Agent hereunder which shall have a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 1304, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time a Responsible Officer of the Notes Collateral Agent shall have actual knowledge that the Notes Collateral Agent ceases to be eligible in accordance with the provisions of this Section 1304, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Thirteen.

(b)    The Notes Collateral Agent shall be permitted to engage in transactions with the Issuer or its Subsidiaries; provided, however, that if the Notes Collateral Agent acquires any conflicting interest, the Notes Collateral Agent must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Notes Collateral Agent (and if such permission is not granted within a reasonable time, resign) or (iii) resign.

SECTION 1305.    Resignation and Removal; Appointment of Successor.

(a)    No resignation or removal of the Notes Collateral Agent and no appointment of a successor Notes Collateral Agent pursuant to this Article Thirteen shall become effective until the acceptance of appointment by the successor Notes Collateral Agent in accordance with the applicable requirements of Section 1306.

(b)    The Notes Collateral Agent may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Notes Collateral Agent required by Section 1306 shall not have been delivered to the Notes Collateral Agent within 30 days after the giving of such notice of resignation, the resigning Notes Collateral Agent may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Notes Collateral Agent.

(c)    The Notes Collateral Agent may be removed at any time upon 30 days prior written notice by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, delivered to the Notes Collateral Agent and to the Issuer. If the instrument of acceptance by a successor Notes Collateral Agent required by Section 1306 shall not have been delivered to the Notes Collateral Agent within 30 days after the giving of such notice of removal, the Notes Collateral Agent designated for removal may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Notes Collateral Agent.

(d)    If at any time:

(1)    the Notes Collateral Agent shall cease to be eligible under Section 1304 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2)    the Notes Collateral Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Notes Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Notes Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by a Board Resolution (or by a resolution of a duly authorized committee of the Board of Directors of the Issuer), may remove the Notes Collateral Agent or (ii) the Holders of at least 10% in aggregate principal amount of the then Outstanding Notes who have been bona fide Holders of a Note for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Notes Collateral Agent and the appointment of a successor Notes Collateral Agent.

(e)    If the Notes Collateral Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Notes Collateral Agent for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Notes Collateral Agent. If the Issuer does not promptly appoint a successor Notes Collateral Agent after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Notes Collateral Agent shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Issuer and the retiring Notes Collateral Agent. In either case, the successor Notes Collateral Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Notes Collateral Agent and supersede the successor Notes Collateral Agent appointed by the Issuer. If no successor Notes Collateral Agent shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Notes Collateral Agent.

(f)    The Issuer shall give notice of each resignation and each removal of the Notes Collateral Agent and each appointment of a successor Notes Collateral Agent to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Notes Collateral Agent and its address for notices hereunder.

(g)    The retiring Notes Collateral Agent shall not be liable for any of the acts or omissions of any successor Notes Collateral Agent appointed hereunder.

SECTION 1306.    Acceptance of Appointment by Successor.

Every successor Notes Collateral Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Notes Collateral Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Notes Collateral Agent shall become effective and such successor Notes Collateral Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Notes Collateral Agent; but, on request of the Issuer or the successor Notes Collateral Agent, such retiring Notes Collateral Agent shall, upon payment of its charges hereunder, execute and deliver an instrument transferring to such successor Notes Collateral Agent all the rights, powers and trusts of the retiring Notes Collateral Agent and shall duly assign, transfer and deliver to such successor Notes Collateral Agent all property and money held by such retiring Notes Collateral Agent hereunder. Upon request of any such successor Notes Collateral Agent, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Notes Collateral Agent all such rights, powers and trusts.

No successor Notes Collateral Agent shall accept its appointment unless at the time of such acceptance such successor Notes Collateral Agent shall be qualified and eligible under this Article Thirteen.

SECTION 1307.    Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Notes Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Notes Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the collateral agency business of the Notes Collateral Agent, shall be the successor of the Notes Collateral Agent hereunder; provided that such Person shall be otherwise qualified and eligible under this Article Thirteen and shall execute and file such documents, including, without limitation, financing statements, or take such other actions as are necessary to maintain the Notes Collateral Agent’s perfected security interest in the Collateral.

SECTION 1308.    Release of Collateral.

(a)    All or any portion of the Collateral, as applicable, shall be released from the Lien and security interest created by the Notes Collateral Documents to secure the Obligations, all without delivery of any instrument or performance of any act by any party, at any time or from time to time as provided by this Section 1308. Upon such release, subject to the terms of the Notes Collateral Documents all rights in the applicable Collateral securing the Obligations shall revert to the Issuer and the Guarantors. The applicable Collateral shall be automatically released from the Lien and security interest created by the Notes Collateral Documents to secure the Obligations with notice to the Trustee and Notes Collateral Agent under any of the following circumstances:

(i)    with respect to any Collateral securing the Note Guarantee of any Secured Guarantor, when such Guarantor’s Note Guarantee is released in accordance with the terms of this Indenture;

(ii)    upon payment in full of principal, interest and all other Note Obligations;

(iii)    pursuant to an amendment of, supplement to or other modification of a Note Document entered into pursuant to Section 801(11);

(iv)    in connection with any disposition of Collateral (but excluding any transaction subject to Article Seven where the recipient is required to become a Guarantor) that is not prohibited by this Indenture;

(v)    pursuant to this Indenture, with respect to any particular item of Collateral, upon release of the Liens on such item of Collateral securing all other First Lien Obligations;

(vi)    if such property or other assets is or becomes Excluded Property, including without limitation any collections and accounts established solely for the collection of Receivables to secure the incurrence of Debt pursuant to a Qualified Receivable Facility as permitted by Section 909(b)(xxi) and any Property securing such Qualified Receivable Facility;

(vii)    upon the exercise by the Issuer and the Guarantors of their legal defeasance or covenant defeasance options, or the discharge of the Issuer’s and the Guarantors’ obligations under this Indenture in accordance with Article Eleven or Article Four; or

(viii)    upon the occurrence of a Collateral Release Ratings Event.

(b)    The Notes Collateral Agent and, if necessary, the Trustee shall, at the Issuer’s expense, execute, deliver or acknowledge any necessary or proper instruments of termination subject to the terms hereof and terms of the Note Collateral Documents and Intercreditor Agreement, satisfaction or release provided to it to evidence and shall do or cause to be done all other acts reasonably necessary to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to this Indenture and the Notes Collateral Documents. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in good faith and that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and the Notes Collateral Documents.

(c)    The release of any Collateral from the terms of this Indenture and the Notes Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Notes Collateral Documents.

(d)    If the Existing Issuer Credit Facility Obligations have been discharged, the Issuer will designate the class of First Lien Obligations having at that time the highest aggregate principal amount outstanding as the “Original Obligations” under (and within the meaning of) the Intercreditor Agreement.

SECTION 1309.    Authorization of Actions to be Taken by the Trustee Under the Notes Collateral Documents.

(a)    Subject to the provisions of the Notes Collateral Documents, the Trustee may direct, on behalf of Holders, the Notes Collateral Agent to take action permitted to be taken by it under the Notes Collateral Documents.

(b)    Upon the occurrence and during the continuation of an Event of Default and subject to the provisions of the Notes Collateral Documents and Sections 601 and 603, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Notes Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(i)    enforce any of the terms of the Notes Collateral Documents; and

(ii)    collect and receive any and all amounts payable in respect of the Obligations of the Issuer and the Guarantors hereunder.

(c)    Subject to the provisions of the Notes Collateral Documents, the Trustee and the Notes Collateral Agent will have power to institute and maintain such suits and proceedings, at the expense of the Issuer, as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Notes Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee or the Notes Collateral Agent). Nothing in this Section 1309 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

SECTION 1310.    Authorization of Receipt of Funds by the Notes Collateral Agent Under the Notes Collateral Documents. Subject to the provisions of the Notes Collateral Documents, the Notes Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Notes Collateral Documents, and to make further distributions of such funds to the Trustee for further distribution to the Holders according to the provisions of this Indenture.

SECTION 1311.    Purchaser Protected. In no event shall any purchaser or other transferee in good faith of any property or assets purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or assets be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

SECTION 1312.    Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Thirteen upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property or assets may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article Thirteen; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

CENTURYLINK, INC., as Issuer

By:	/s/ Rafael Martinez-Chapman
Name:	Rafael Martinez-Chapman
Title:	Senior Vice President and Treasurer

UNREGULATED SUBSIDIARY GUARANTORS:

QWEST COMMUNICATIONS INTERNATIONAL INC.

QWEST SERVICES CORPORATION

CENTURYTEL HOLDINGS, INC.

WILDCAT HOLDCO LLC

EMBARQ CORPORATION

QWEST CAPITAL FUNDING, INC.

CENTEL CORPORATION

By:	/s/ Rafael Martinez-Chapman
Name:	Rafael Martinez-Chapman
Title:	Senior Vice President and Treasurer of each of the above-listed Unregulated Subsidiary Guarantors

CENTURYTEL INVESTMENTS OF TEXAS, INC.

By:	/s/ Stacey W. Goff
Name:	Stacey W. Goff
Title:	Executive Vice President, Secretary and Treasurer of CenturyTel Investments of Texas, Inc.

Signature Page to Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION as Notes Collateral Agent

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

Signature Page to Indenture

APPENDIX A

FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S.

PROVISIONS RELATING TO NOTES

1.    Definitions.

1.1    Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Additional Notes” means, subject to the Issuer’s compliance with the covenants in the Indenture, 4.000% Senior Secured Notes due 2027 issued from time to time after the Issue Date under the terms of the Indenture (other than pursuant to Section 306, 307 or 1008 of the Indenture).

“Definitive Note” means a certificated Note bearing, if required, the restricted securities legend set forth in Section 2.3(c).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Offering Memorandum” means the final offering memorandum dated January 16, 2020, in connection with the sale of the Notes.

“Original Notes” means Notes in the aggregate principal amount of $1,250,000,000 issued on January 24, 2020.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Notes” has the meaning stated in the first recital of the Indenture and more particularly means any Notes authenticated and delivered under the Indenture.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

1.2    Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Note”	2.1(a)
“Regulation S”	2.1
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1
“Rule 144A Global Note”	2.1(a)

2.    The Notes.

2.1    Form and Dating.

The Notes will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and in reliance on Regulation S under the Securities Act (“Regulation S”). The Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.

(a)    Global Notes. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more global securities (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. The Rule 144A Global Note and Regulation S Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)    Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Issuer, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as Notes Custodian or under such Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)    Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

2.2    Authentication. The Trustee shall authenticate and deliver: (1) Original Notes, and (2) any Additional Notes upon a written order of the Issuer signed by two officers or by an officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

2.3    Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Note Registrar or a co-registrar with a request:

(x)    to register the transfer of such Definitive Notes; or

(y)    to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Note Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Note Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii)    are being transferred or exchanged pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)    if such Definitive Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)    if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

(C)    if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i).

(b)    Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)    Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)    In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(c)    Legend.

(i)    Except as permitted by the following paragraph (ii), each certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR NOTE HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE) OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Note will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NOTE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii)    Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act:

(A)    in the case of any Transfer Restricted Note that is a Definitive Note, the Note Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

(B)    in the case of any Transfer Restricted Note that is represented by a Global Note, the Note Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, in either case, if the Holder certifies in writing to the Note Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(d)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(e)    Obligations with Respect to Transfers and Exchanges of Notes.

(i)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Note Registrar’s or co-registrar’s request.

(ii)    No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 806 and 1008 of the Indenture).

(iii)    The Note Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Notes or 15 days before an Interest Payment Date.

(iv)    Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent, the Note Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Note Registrar or any co-registrar shall be affected by notice to the contrary.

(v)    All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(f)    No Obligation of the Trustee.

(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4    Definitive Notes.

(a)    A Global Note deposited with the Depository or with the Trustee as Notes Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as a Depository for such Global Note or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and a successor Depository is not appointed by the Issuer within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under the Indenture.

(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Definitive Notes issued in exchange for any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of 2,000 and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(c), bear the restricted securities legend set forth in Exhibit 1 hereto.

(c)    The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under the Indenture or the Notes.

(d)    In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

EXHIBIT 1

to APPENDIX A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Restricted Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR NOTE HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE) OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

A-Ex. 1-1

[Definitive Notes Legend]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NOTE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[FORM OF FACE OF NOTE]

No. [●]	[up to $500,000,000 in an initial amount of $[●]; the principal amount of CenturyLink, Inc.’s 4.000% Senior Secured Notes due 2027 represented by this Note and all other Notes constituting Original Notes not to exceed at any time the lesser of $1,250,000,000 and the aggregate principal amount of such 4.000% Senior Secured Notes due 2027 then outstanding.]**

4.000% Senior Secured Notes due 2027

CUSIP No. [156700 BC9]*[ U1566P AC9]†

ISIN No. [US156700BC99]‡[ USU1566PAC96]§

CENTURYLINK, INC., a Louisiana corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of                 Dollars]†† [as set forth on the                  Schedule of Increases or Decreases annexed hereto] on February 15, 2027.

Interest Payment Dates: February 15 and August 15.

Record Dates: February 1 and August 1.

** Insert	for Global Notes
* For	144A Notes

†    For Regulation S Notes

‡    For 144A Notes

§    For Regulation S Notes

††    Insert for Definitive Notes

A-Ex. 1-2

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

CENTURYLINK, INC.,

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Dated:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

by:
Authorized Signatory

A-Ex. 1-3

[FORM OF REVERSE SIDE OF NOTE]

4.000% Senior Secured Notes due 2027

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture referred to below.

1.    Interest

CENTURYLINK, INC., a Louisiana corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest semiannually on February 15 and August 15 of each year, commencing August 15, 2020, and on the maturity date. Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 24, 2020. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.    Method of Payment

The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. The Issuer will pay interest on the Notes on the maturity date to the Persons entitled to the principal of the Notes. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuer will make all payments in respect of a Definitive Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that, at the option of the Issuer, payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder requests payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    Paying Agent and Note Registrar

Initially, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Trustee”), will act as Paying Agent and Note Registrar. The Issuer may appoint and change any Paying Agent, Note Registrar or co-registrar without notice.

4.    Indenture

The Issuer issued the Notes under an Indenture dated as of January 24, 2020 (the “Indenture”) among the Issuer, the Guarantors party thereto, the Trustee and the Notes Collateral Agent. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

A-Ex. 1-4

The Notes are senior unsecured obligations of the Issuer. [This Note is one of the Original Notes referred to in the Indenture issued in an aggregate principal amount of $1,250,000,000. The Notes include the Original Notes and any Additional Notes]. [This Note is one of the Additional Notes issued in addition to the Original Notes in an aggregate principal amount of $1,250,000,000 previously issued under the Indenture. The Original Notes and the Additional Notes are treated as a single class of securities under the Indenture.] The Indenture imposes certain limitations on the ability of the Issuer and its respective Restricted Subsidiaries to, among other things, incur Priority Debt and create and incur Liens. The Indenture also imposes limitations on the ability of the Issuer and its respective Restricted Subsidiaries to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of such entities.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, (i) each Secured Guarantor has unconditionally guaranteed the Notes, jointly and severally, on a senior secured basis and (ii) each Unsecured Guarantor has unconditionally guaranteed the Notes, jointly and severally, on a senior unsecured basis, in each case, pursuant to the terms of the Indenture

5.    Optional Redemption

At any time or from time to time prior to February 15, 2023, the Issuer may, at its option, redeem all or a portion of the Notes, upon not less than 10 nor more than 60 days’ prior written notice, at a Redemption Price equal to 100% of the principal amount of the Notes so redeemed plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest thereon (if any) to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note at February 15, 2023 (such redemption price being set forth in the table appearing below), plus (ii) all accrued and unpaid interest that would be payable through February 15, 2023 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the principal amount of such Note. For the avoidance of doubt, calculations of the Applicable Premium and Redemption Price shall not be a duty of the Trustee or any paying agent..

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 15, 2023; provided, however, that if the period from the Redemption Date to February 15, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

At any time or from time to time on or after February 15, 2023, the Issuer may, at its option, redeem all or a portion of the Notes, upon not less than 10 nor more than 60 days’ prior written notice, at the Redemption Prices set forth below (expressed as a percentage of the principal amount of the Notes so

A-Ex. 1-5

redeemed), plus accrued and unpaid interest thereon (if any) to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) if redeemed during the twelve months beginning February 15 of the years indicated below:

Year	Redemption Price
2023	102.000%
2024	101.000%
2025 and thereafter	100.000%

In addition, at any time or from time to time on or prior to February 15, 2023, the Issuer may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of the Notes (including any Additional Notes) at a Redemption Price equal to 104.000% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest thereon (if any) to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in an amount equal to or less than the net cash proceeds from one or more private placements of, or underwritten public offerings of, the Issuer’s Qualified Equity Interests (a “Equity Offering”); provided, however, that at least 50% of the original aggregate principal amount of the Notes (including any Additional Notes) would remain outstanding immediately after giving effect to each such redemption unless all such Notes are redeemed substantially concurrently. Any such redemption shall be made within 180 days of the date of closing of each such Equity Offering upon not less than 10 nor more than 60 days’ prior notice.

Notwithstanding the foregoing, in connection with any tender offer for the Notes, including any offer to purchase Notes pursuant to Section 907 and 912 of the Indenture, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem (with respect to the Issuer) or repurchase (with respect to a third-party) all Notes that remain outstanding following such purchase at a Redemption Price equal to the greater of (i) the highest price offered to any other Holder in such tender offer or other offer to purchase (which may be less than par and shall exclude any early tender premium or similar premium and any accrued and unpaid interest paid to any holder in such tender offer payment) and (ii) par, plus accrued and unpaid interest (if any) thereon, to, but excluding the date of redemption or Redemption Date, subject to the right of Holders of record of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the date of redemption or Redemption Date.

Notice of any redemption of the Notes may, at the Issuer’s discretion, be given in connection with any Equity Offering, other transaction (or series of related transactions) or an event that constitutes a Change of Control and prior to the completion or the occurrence thereof, and any such redemption thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering, transaction or other event, as the case may be. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and any such notice with respect to such redemption may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed or such notice or offer may be rescinded at

A-Ex. 1-6

any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied or waived. In addition, the Issuer may provide in such notice or offer that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

If the Issuer has given notice of redemption as provided in the Indenture and made available funds for the redemption of the Notes (or any portion thereof) called for redemption on or prior to the redemption date referred to in such notice, those Notes will cease to bear interest on that redemption date and the only right of the holders of those Notes will be to receive payment of the redemption price.

The Issuer and its Affiliates may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture.

6.    Sinking Fund

The Notes are not subject to any sinking fund.

7.    Notice of Redemption

Notice of redemption will be delivered by first-class mail at least 10 days but not more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at his or her registered address; provided that in the case of Notes held through the Depository by Depository participants, such notice will be submitted via the Depository’s electronic messaging system. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.    Repurchase of Notes at the Option of Holders upon Change of Control Repurchase Event

Upon a Change of Control Repurchase Event, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount of the Notes to be repurchased on the Purchase Date plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

9.    Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar or co-registrar need not register the transfer of or exchange of any Note for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Notes or 15 days before an Interest Payment Date.

A-Ex. 1-7

10.    Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.    Unclaimed Money

If money for the payment of principal, premium (if any), or interest remains unclaimed for two years, the Trustee or Paying Agent shall notify the Issuer and pay the money back to the Issuer at its written request after following specified procedures. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12.    Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money and/or Government Securities for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

13.    Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority (or, with respect to certain covenants, the written consent of at least two-thirds) in aggregate principal amount of the Outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes. Subject to certain exceptions set forth in the Indenture, the Issuer, the Guarantors and the Trustee may, at any time and from time to time, without notice to or consent of any Holders of Notes, amend the Indenture or the Notes: (i) to evidence the succession of another Person to the Issuer or any Guarantor and the assumption by such successor of the covenants of the Issuer or such Guarantor, respectively, in the Indenture, in the Notes, in the applicable Note Guarantee and in the applicable Notes Collateral Documents, as applicable; (ii) to add to the covenants of the Issuer or any of its respective Subsidiaries, for the benefit of the Holders, or to surrender any right or power conferred upon the Issuer or any Guarantor by the Indenture; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee or a successor Notes Collateral Agent in each case pursuant to the requirements of the Indenture; (vi) to secure the Notes; (vii) to comply with the Securities Act (including Regulation S promulgated thereunder); (viii) to add Note Guarantees or to release any Guarantors from Note Guarantees as provided by the terms of the Indenture; (ix) to (a) cure any ambiguity, mistake, omission, defect, inconsistency, or obvious error in the Indenture, or (b) correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein, or to add any other provision with respect to matters or questions arising under the Indenture; provided that, with respect to the foregoing clause (ix)(b), such actions shall not adversely affect the interests of the Holders in any material respect; (x) to conform the Note Documents to any provision of the “Description of the Notes” of the Offering Memorandum to the extent such provision is intended to be a verbatim recitation thereof; or (xi) to add additional assets as Collateral or to release any Collateral from the liens securing the Notes, in each case pursuant to the terms of the Indenture and the Notes Collateral Documents, as and when permitted or required by the Indenture or the Notes Collateral Documents. The Notes Collateral Documents and any other applicable intercreditor agreement may be amended, waived or otherwise modified from time to time with the consent of the parties thereto. In addition, the Issuer may, without the consent of any other party thereto, amend the Note Collateral Documents and any other applicable intercreditor agreement to designate Debt as “Additional First Lien Obligations”, or as any other Debt subject to the terms and provisions of such agreement.

A-Ex. 1-8

14.    Defaults and Remedies

Subject to certain exceptions set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. Before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may rescind any declaration of acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal or premium (if any) that has become due solely because of the acceleration.

15.    Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. However, the Trustee must comply with Section 608 of the Indenture.

16.    No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of such Person. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.    Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.    Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.    CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee

A-Ex. 1-9

to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.    Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

A-Ex. 1-10

EXHIBIT 1

to APPENDIX A

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                  agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

A-Ex. 1-11

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your signature

Signature Guarantee:
Date:	Signature of Signature Guarantee
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an
executive officer

A-Ex. 1-12

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[                ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

A-Ex. 1-13

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 907 (Change of Control Triggering Event) of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 907 of the Indenture, state the amount:

$

Date:                          Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

A-Ex. 1-14

EXHIBIT A

INCUMBENCY CERTIFICATE

The undersigned,                 , being the                 of                                  (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of January 24, 2020 among the Issuer, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and as Note Collateral Agent.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the                day of     , 20    .

By:
Name:
Title:

Ex. A-1

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of                , among [GUARANTOR] (the “New Guarantor”), CENTURYLINK, INC., a Louisiana corporation (the “Issuer”) on behalf of itself and the Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee and collateral agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Guarantors party thereto have heretofore executed and delivered to the Trustee an Indenture dated as of January 24, 2020 (the “Indenture”; capitalized terms used but not defined herein having the meanings assigned thereto in the Indenture), providing for the issuance of its 4.000% Senior Secured Notes due 2027;

WHEREAS, the Indenture permits the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS, the Guarantee contained in this Supplemental Indenture shall constitute a “Note Guarantee”, and the New Guarantor shall constitute a “Guarantor”, for all purposes of the Indenture;

WHEREAS, pursuant to Section 801 and Section 1207 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Issuer and the New Guarantor have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Agreement to Guaranty. The New Guarantor hereby agrees, jointly and severally with all the existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Twelve of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

2. Successors and Assigns. This Supplemental Indenture shall be binding upon the New Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

3. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Indenture or the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders

Ex. B-1

herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Indenture or the Notes at law, in equity, by statute or otherwise.

4. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the New Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the New Guarantor in any case shall entitle the New Guarantor to any other or further notice or demand in the same, similar or other circumstances.

5. Opinion of Counsel. Concurrently with the execution and delivery of this Supplemental Indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel to the effect that this Supplemental Indenture has been duly authorized, executed and delivered by each of the New Guarantor and the Issuer and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of the New Guarantor is a legal, valid and binding obligation of the New Guarantor, enforceable against the New Guarantor in accordance with its terms.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

10. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer, the Existing Guarantors and the New Guarantor, and not of the Trustee.

[Remainder of this page intentionally left blank]

Ex. B-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

CENTURYLINK, INC., on behalf of itself as the Issuer and the other Existing Guarantors

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and as Note Collateral Agent

By:
Name:
Title:

Ex. B-3